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                                                                       EXHIBIT 2
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                            STOCK PURCHASE AGREEMENT



                                      among



                        BROWNING-FERRIS INDUSTRIES, INC.,



                             BFI INTERNATIONAL, INC.



                          SUEZ LYONNAISE DES EAUX, S.A.



                                       and



                                   SITA, S.A.




                          Dated as of February 16, 1998


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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   Definitions

Section 1.1   Specific Definitions................................................3
Section 1.2   Other Definitional and Interpretive
                            Provisions...........................................12


                                   ARTICLE II

                  Purchase and Sale of Shares and Transfer and
                Assignment of Rights to Intercompany Indebtedness

Section 2.1   Purchase and Sale of Shares........................................12
Section 2.2   Traite d'Apport....................................................13
Section 2.3   The Cash Closing and the Share Closing.............................15
Section 2.4   Post-Closing Adjustment............................................17
Section 2.5   Special Provisions Relating to Swire/BFI...........................20


                                   ARTICLE III

                        Representations and Warranties of
                         Parent and the Selling Entities

Section 3.1   Corporate Organization and Qualification...........................22
Section 3.2   Authorized Capital.................................................23
Section 3.3   Ownership and Title................................................23
Section 3.4   No Dilution........................................................25
Section 3.5   Corporate Authority................................................25
Section 3.6   Conduct of Business................................................26
Section 3.7   Governmental Filings...............................................26
Section 3.8   Non-Contravention..................................................26
Section 3.9   Financial Statements; Projections..................................27
Section 3.10  Closing Consents...................................................29
Section 3.11  No Actions.........................................................29
Section 3.12  No Undisclosed Liabilities.........................................29
Section 3.13  Absence of Certain Changes.........................................30
Section 3.14  Material Contracts.................................................32
Section 3.15  Approvals..........................................................34
Section 3.16  Compliance with Laws...............................................34
Section 3.17  Insurance..........................................................35
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Section 3.18  Customers..........................................................36
Section 3.19  Affiliate Interests................................................36
Section 3.20  Title to Properties................................................37
Section 3.21  Leased Real Property...............................................37
Section 3.22  Personal Property..................................................38
Section 3.23  Intellectual Property..............................................38
Section 3.24  Employees..........................................................40
Section 3.25  Litigation.........................................................41
Section 3.26  Employee Benefits..................................................41
Section 3.27  Environmental Matters..............................................42
Section 3.28  Landfills..........................................................43
Section 3.29  Taxes..............................................................44
Section 3.30  Brokers and Finders................................................45
Section 3.31  U.S. Regulatory Representations....................................45
Section 3.32  Aggregation........................................................45


                                   ARTICLE IV

                   Representations and Warranties of Purchaser

Section 4.1   Corporate Organization and Qualification...........................45
Section 4.2   Authorized Capital.................................................46
Section 4.3   No Dilution........................................................46
Section 4.4   Corporate Authority................................................47
Section 4.5   Consideration Shares...............................................48
Section 4.6   Governmental Filings...............................................48
Section 4.7   Non-Contravention..................................................48
Section 4.8   Financial Statements...............................................49
Section 4.9   Closing Consents...................................................50
Section 4.10  No Actions.........................................................50
Section 4.11  No Undisclosed Liabilities.........................................50
Section 4.12  Absence of Certain Changes.........................................51
Section 4.13  Material Contracts.................................................53
Section 4.14  Approvals..........................................................54
Section 4.15  Compliance with Laws...............................................55
Section 4.16  Insurance..........................................................56
Section 4.17  Customers..........................................................56
Section 4.18  Affiliate Interests................................................56
Section 4.19  Title to Properties................................................57
Section 4.20  Leased Real Property...............................................57
Section 4.21  Personal Property..................................................58
Section 4.22  Intellectual Property..............................................58
Section 4.23  Employees..........................................................59
Section 4.24  Litigation and Liabilities.........................................60
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Section 4.25  Employee Benefits..................................................61
Section 4.26  Environmental Matters..............................................62
Section 4.27  Landfills..........................................................63
Section 4.28  Taxes..............................................................63
Section 4.29  Brokers and Finders................................................64
Section 4.30  U.S. Regulatory Representations....................................64
Section 4.31  Aggregation........................................................64


                                    ARTICLE V

                                   Tax Matters

Section 5.1   Indemnification....................................................65
Section 5.2   Computation of Tax Liabilities;
                            Proration of Taxes...................................66
Section 5.3   Tax Returns........................................................66
Section 5.4   Allocation of Purchase Price.......................................68
Section 5.5   Transfer Taxes.....................................................68
Section 5.6   Contest Provisions.................................................68
Section 5.7   Termination of Tax Allocation Agreements...........................70
Section 5.8   Assistance and Cooperation.........................................70
Section 5.9   Characterization of Indemnification
                            Payments.............................................71
Section 5.10  Resolution of Calculation Disputes.................................71


                                   ARTICLE VI

                                    Covenants

Section 6.1   Interim Operations of International................................72
Section 6.2   Acquisition Proposals..............................................79
Section 6.3   Meeting of Purchaser's Shareholders................................81
Section 6.4   Certain Transactions...............................................82
Section 6.5   Filings; Other Action..............................................83
Section 6.6   Notification of Certain Matters....................................84
Section 6.7   Retention of Books and Records.....................................84
Section 6.8   Closing Date Financial Information.................................85
Section 6.9   Further Assurances.................................................86
Section 6.10  Standstill.........................................................86
Section 6.11  Call Option........................................................86
Section 6.12  Other Matters......................................................87
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                                   ARTICLE VII

                                   Conditions

Section 7.1   Conditions to the Cash Closing.....................................87
Section 7.2   Conditions to the Share Closing....................................90


                                  ARTICLE VIII

                                   Termination

Section 8.1   Termination........................................................92
Section 8.2   Effect of Termination..............................................92


                                   ARTICLE IX

                          Survival and Indemnification

Section 9.1   Survival...........................................................93
Section 9.2   Indemnification....................................................93
Section 9.3   Calculation of Loss................................................95
Section 9.4   Other Limitations..................................................96
Section 9.5   Notice and Payment of Claims.......................................96


                                    ARTICLE X

                                  Miscellaneous

Section 10.1  Amendment and Waiver...............................................99
Section 10.2  Performance and Assignment.........................................99
Section 10.3  Entire Agreement...................................................99
Section 10.4  Parties in Interest; No Third Party
                            Beneficiaries.......................................100
Section 10.5  Schedules.........................................................100
Section 10.6  Counterparts......................................................100
Section 10.7  Section Headings..................................................100
Section 10.8  Notices...........................................................100
SECTION 10.9  GOVERNING LAW.....................................................101
Section 10.10 Resolution of Disputes............................................101
Section 10.11 Severability......................................................102
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                                    SCHEDULES


Schedule 1.1(b)       International Subsidiaries
Schedule 1.1(c)       Shares and Selling Entities
Schedule 1.1.(d)      Commitment Letter
Schedule 1.1(f)       Intercompany Indebtedness
Schedule 3.7          Governmental Filings
Schedule 4.6          Governmental Filings
Schedule 6.1(a)(iv)   Employee Compensation Program
Schedule 6.4(c)(ii)   Technical Cooperation Agreement
Schedule 6.4(c)(iii)  Operating Agreement
Schedule 6.4(c)(ix)   "Eldridge/Puerto Rico" Schedule
Schedule 7.1(b)(ix)   Parent Counsel's Opinion
Schedule 7.1(c)(viii) Purchaser Counsel's Opinion



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                  STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of
February 16, 1998, among BROWNING-FERRIS INDUSTRIES, INC., a Delaware corporation ("Parent"), BFI INTERNATIONAL, INC., a Delaware corporation ("International"), SUEZ LYONNAISE DES EAUX, S.A., a societe anonyme organized under the laws of the Republic of France ("Lyonnaise"), and SITA, S.A., a societe anonyme organized under the laws of the Republic of France ("Purchaser").

                              W I T N E S S E T H :

                  WHEREAS, Parent and International, a direct wholly-owned subsidiary of Parent, are primarily engaged, through direct or indirect Subsidiaries (as defined herein) of Parent or International in the waste business, including the collection, transportation, disposal, and processing of solid and medical waste, the collection, transportation, processing and marketing or disposal of recyclable materials, the collection, treatment and disposal of hazardous materials and related activities, including quarrying operations, gas and electricity production, transportation of sand, gravel and asphalt, and pipe inspection and renovation, outside the United States, Canada and Mexico, but excluding the waste-to-energy business and the operations currently conducted by the Excluded Entities (as hereinafter defined) (the "Waste Business");

                  WHEREAS, Parent and International wish to sell and transfer to Purchaser, and Purchaser desires to purchase from Parent and International, Parent's and International's respective right, title and interest in and to the Waste
Business;

                  WHEREAS, in connection with the aforementioned sale and transfer, Parent and International wish to sell and transfer to Purchaser and/or Subsidiaries of Purchaser (and to cause the Selling Entities (as defined herein) to sell and transfer to Purchaser and/or Subsidiaries of Purchaser), and Purchaser desires to purchase and/or cause certain of its Subsidiaries to purchase from the Selling Entities certain of the Shares (as defined herein) and the Intercompany Indebtedness (as defined herein) of the issuers thereof;

                  WHEREAS, Parent, certain Selling Entities and Pur chaser intend to execute and deliver, on the Measuring Date (as hereinafter defined), a traite d'apport in form and substance reasonably satisfactory to Parent and Purchaser (the "Traite d'Apport"), providing for the issuance and sale by Purchaser to the Selling Entities specified therein, and


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the purchase from Purchaser by such Selling Entities, of the Consideration
Shares (as defined herein), in exchange for the remaining Shares and the Intercompany Indebtedness of the issuers thereof, which collectively represents the remainder of Parent's right, title and interest in and to the Waste Business;

                  WHEREAS, as an integral part of the aforementioned transactions, Parent wishes to cause the Selling Entities to assign and transfer to Purchaser and/or certain of Purchaser's Subsidiaries, all of Parent's and the Parent Subsidiaries' respective rights as creditors with respect to the Intercompany Indebtedness, the consideration paid for which assignment and transfer shall be deemed to be included in the Consideration (as defined herein);

                  WHEREAS, in connection with the aforementioned transactions, Parent, International, Lyonnaise and Purchaser entered into an agreement, dated as of November 8, 1997 (the "Initial Agreement"), which provides, among other things, that the parties will enter into this Agreement in connection with such transactions;

                  WHEREAS, pursuant to the terms of the Initial Agreement, (i) Purchaser has completed its due diligence review of the International Subsidiaries and Parent has completed its due diligence review of Purchaser,
(ii) Ernst & Young has completed its examination of the financial statements and books and records of the Selling Entities and the International Subsidiaries and
(iii) Purchaser has received a commitment letter (the "Commitment Letter") of Credit Agricole Indosuez and Natexis Banque with respect to a facility of FF 3.6 billion (attached as Schedule 1.1(d) hereto); and

                  WHEREAS, in connection with, and conditioned upon, the aforementioned sale and transfer, Purchaser and OHI Holding International B.V. ("Otto") entered into a Shareholders Agreement, dated November 9, 1997 (the "Otto Shareholders Agreement"), with respect to the Otto Joint Venture (as defined herein);

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and on the terms and subject to the conditions set forth herein, the parties agree as follows:




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                                    ARTICLE I

                                   Definitions

                  Section 1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or referred to below:

                  "Acquisition Documents" means any agreement, instrument, contract or arrangement executed within the last five years pursuant to which Parent or any Parent Subsidiary acquired any assets, liabilities or operations of the International Subsidiaries having a value of $5,000,000 or more in the aggregate.

                  "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with such Person, including any Subsidiary of such Person and including, with respect to Purchaser and Lyonnaise, following the transfer to Purchaser or any Purchaser of the related Shares, the International Subsidiaries.

                  "Agreement" has the meaning set forth in the Preamble.

                  "Ancillary Agreements" means, collectively, the Shareholders Agreement, the Technical Cooperation Agreement and the Operating Agreement.

                  "Approval" means any approval, authorization, consent, license, franchise, order or permit of or by, or filing with, a Person.

                  "Arbitration Rules" has the meaning set forth in Section 10.10(b).

                  "Auditing Firm" has the meaning set forth in Section 2.4(c).

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in The City of New York or the City of Paris are authorized or obligated by law or executive order to close.

                  "Call Option" means the call option described in Section 2(e) of the Initial Agreement.

                  "Cash Closing" has the meaning set forth in Section 2.3(a)(i).


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                  "Cash Closing Date" has the meaning set forth in Section
2.3(a)(i).

                  "Cash Consideration" has the meaning set forth in Section 2.1.

                  "Civil Code" means the French Civil Code.

                  "Closing Net Debt" means Net Debt as of the Cash Closing Date.

                  "Closing Net Debt Statement" has the meaning set forth in
Section 2.4(a).

                  "Closing Net Worth" means Net Worth as of the Cash Closing
Date.

                  "Closing Net Worth Statement" has the meaning set forth in
Section 2.4(a).

                  "Closing Statements" has the meaning set forth in Section 2.4(a).

                  "Commitment Letter" has the meaning set forth in the Recitals.

                  "Consideration" has the meaning set forth in Section
2.2(a)(i).

                  "Consideration Shares" has the meaning set forth in Section 2.2(a)(i).

                  "Contracts" has the meaning set forth in Section 3.8.

                  "Debt Financing" has the meaning set forth in Section 6.4(a).

                  "Due Date" has the meaning set forth in Section 5.3(d)(i).

                  "Environmental Law" means any multi-national, national, regional or local law, regulation, directive, treaty, convention, order, decree, permit, authorization, common law or government requirement relating to: (i) the protection, investigation or restoration of the environment, health, safety, or natural resources, (ii) the handling,


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use, presence, disposal, release or threatened release of any Hazardous
Substance or waste or (iii) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance or waste.

                  "Excluded Entities" means, collectively, the entities not included in the List of International Subsidiaries included as Annex A to the Initial Agreement, Omega Holding GmbH and its subsidiaries, Al Mulla Environment Services, Renovliet and the Parent Subsidiaries in Argentina, Malaysia, Taiwan, Thailand and Venezuela.

                  "Equity Offering" has the meaning set forth in Section 6.4(b).

                  "Final Closing" means the Share Closing or, if the Share Closing never occurs, then the Cash Closing.

                  "French GAAP" means generally accepted accounting principles in France as applied from time to time by Purchaser.

                  "Full Equity Subscription" has the meaning set forth in
Section 2.2(b)(iii).

                  "Governmental Entity" means any court, tribunal, arbitrator, arbitration panel, or any governmental, administrative, or regulatory authority, agency, commission, or body or similar entity.

                  "Hazardous Substance" means any substance that is: (i) listed, classified or regulated as hazardous, toxic, or harmful pursuant to any Environmental Law; (ii) any petroleum product or by-product, industrial, commercial or special waste, asbestos-containing material, lead product, hazardous material, polychlorinated biphenyls, radioactive materials or manufacturing by-product; and (iii) any other hazardous, toxic or harmful substance which is the subject of regulatory action by any Governmental Entity in connection with any Environmental Law.

                  "Indemnified Party" has the meaning set forth in Section 9.4.

                  "Indemnifying Party" has the meaning set forth in Section 9.4.



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                  "Initial Agreement" has the meaning set forth in the Recitals.

                  "Intercompany Indebtedness" shall mean the indebtedness owed by the International Subsidiaries, on the one hand, to Parent and the Parent Subsidiaries which are not International Subsidiaries, on the other hand (including, without limitation, the subordinated loan owed by the Otto Joint Venture to Parent and the Parent Subsidiaries), the outstanding net principal amount of which indebtedness as of January 31, 1998 (except with respect to the International Subsidiaries in Australia and New Zealand, as to which such amounts are set forth as of December 31, 1997), with respect to each International Subsidiary, is set forth in Schedule 1.1(f).

                  "International" has the meaning set forth in the Preamble.

                  "International Acquisition Proposal" has the meaning set forth in Section 6.2(a).

                  "International Balance Sheet" has the meaning set forth in
Section 3.9(a)(i).

                  "International Employee Benefit Plans" has the meaning set forth in Section 3.26(a).

                  "International Financial Statements" has the meaning set forth in Section 3.9(a)(i).

                  "International Income Statement" has the meaning set forth in
Section 3.9(a)(i).

                  "International Intellectual Property" has the meaning set forth in Section 3.23.

                  "International Material Adverse Effect" has the meaning set forth in Section 3.1.

                  "International Material Contracts" has the meaning set forth in Section 3.14(a).

                  "International Personal Property Leases" has the meaning set forth in Section 3.22(b).

                  "International Real Property Lease" has the meaning set forth in Section 3.21.


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                  "International Subsidiaries" means, collectively, all of the
Persons listed on Schedule 1.1(b) and any other Parent Subsidiary through which the Waste Business is conducted, except as set forth on Schedule 1.1(b).

                  "Law" has the meaning set forth in Section 3.8.

                  "Local GAAP" has the meaning set forth in Section 3.9(a)(i).

                  "Loss" has the meaning set forth in Section 9.2(a).

                  "Lyonnaise" has the meaning set forth in the Preamble.

                  "Measuring Date" has the meaning set forth in Section
2.2(b)(i).

                  "Measuring Price" has the meaning set forth in Section 2.2(b)(i).

                  "Net Debt" means the sum of (i) 100% of the short term debt (including the accrued interest and the current portion of long term debt) and the long term debt of the International Subsidiaries other than the Otto Joint Venture and Swire/BFI, less 100% of the cash and marketable securities of such Subsidiaries (other than cash set aside for capital expenditures pursuant to Section 6.1(b)(xi)(B)), (ii) 50% of (A) the short term debt (including the accrued interest and the current portion of long term debt) and the long term debt of the Otto Joint Venture and its consolidated Subsidiaries less (B) the cash and marketable securities of the Otto Joint Venture and its Subsidiaries (other than cash set aside for capital expenditures pursuant to Section 6.1(b)(xi)(B)), and (iii) 50% of (A) the short term debt (including the accrued interests and the current portion of long term debt) and the long term debt of Swire/BFI and its consolidated Subsidiaries, less (B) the cash and marketable securities of Swire/BFI (other than cash set aside for capital expenditures pursuant to Section 6.1(b)(xi)(B)) and loans by Swire/BFI to the Swire Group. Net Debt shall exclude the Intercompany Indebtedness.

                  "Net Worth" means the difference of (i) the sum of shareholders' equity of the International Subsidiaries and the Intercompany Indebtedness and (ii) (a) the amount of


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goodwill of the International Subsidiaries plus (b) deferred tax assets of the International Subsidiaries.

                  "Operating Agreement" has the meaning set forth in Section 6.4(c)(iii).

                  "Otto" has the meaning set forth in the Recitals.

                  "Otto Joint Venture" means Otto Entsorgungs- dienstleistungen GmbH.

                  "Otto Shareholders Agreement" has the meaning set forth in the Recitals.

                  "Parent" has the meaning set forth in the Preamble.

                  "Parent Closing Consents" has the meaning set forth in Section 3.10.

                  "Parent Contracts" has the meaning set forth in Section 3.8.

                  "Parent Minimum" has the meaning set forth in Section 2.2(b)(iii).

                  "Parent Percentage Ownership" has the meaning set forth in
Section 9.2(b).

                  "Parent Subsidiaries" means, collectively, all of the Subsidiaries of Parent, including but not limited to International and the International Subsidiaries.

                  "Paris Stock Exchange" means the premier marche a reglement mensuel de la Bourse de Paris.

                  "Past Practice" has the meaning set forth in Section
5.3(d)(i).

                  "Person" means any individual, corporation, joint stock company, limited liability company, partnership, firm, joint venture, trust, association, unincorporated organization, governmental or regulatory body or other entity.

                  "Post-Closing Adjustment" has the meaning set forth in Section 2.4(d).



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                  "Purchased Entity" means each International Subsidiary other than any issuer of the Shares.

                  "Purchaser" has the meaning set forth in the Preamble.

                  "Purchaser Acquisition Proposal" has the meaning set forth in
Section 6.2(b).

                  "Purchaser Balance Sheet" has the meaning set forth in Section 4.8.

                  "Purchaser Balance Sheet Date" has the meaning set forth in
Section 4.8.

                  "Purchaser Closing Consents" has the meaning set forth in
Section 4.9.

                  "Purchaser Contracts" has the meaning set forth in Section
4.7.

                  "Purchaser Employee Benefit Plans" has the meaning set forth in Section 4.25.

                  "Purchaser Financial Statements" has the meaning set forth in
Section 4.8.

                  "Purchaser Income Statement" has the meaning set forth in
Section 4.8.

                  "Purchaser Intellectual Property" has the meaning set forth in
Section 4.22.

                  "Purchaser Material Adverse Effect" has the meaning set forth in Section 4.1.

                  "Purchaser Material Contracts" has the meaning set forth in
Section 4.13(a).

                  "Purchaser Personal Property Leases" has the meaning set forth in Section 4.21(b).

                  "Purchaser Real Property Lease" has the meaning set forth in
Section 4.20.

                  "Purchaser Shares" means the ordinary shares, FF50 par value, of Purchaser.



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                  "Recipient" has the meaning set forth in Section 5.6(a).

                  "Registrar" has the meaning set forth in Section 2.3(b)(ii).

                  "Resolution Period" has the meaning set forth in Section
2.4(b)

                  "Selling Entities" means, collectively, all Parent Subsidiaries that own, beneficially or of record, any of the Shares, or possess rights as creditors with respect to the Intercompany Indebtedness, including but not limited to the Parent Subsidiaries set forth on Schedule 1.1(c).

                  "Share Closing" has the meaning set forth in Section
2.3(b)(ii).

                  "Share Closing Date" has the meaning set forth in Section 2.3(b)(i).

                  "Shares" means, collectively, the number and type of equity securities and other ownership interests of the International Subsidiaries specified in Schedule 1.1(c).

                  "Shareholders Agreement" has the meaning set forth in Section 6.4(c)(i).

                  "Shareholders Meeting" has the meaning set forth in Section 2.3(b)(i).

                  "Subsidiary" means, with respect to any Person, any other Person, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its direct or indirect Subsidiaries or by such Person and any one or more of its respective Subsidiaries. The term Subsidiary, when used with respect to Parent and International, shall be deemed to include the Otto Joint Venture and Swire/BFI.

                  "Swire/BFI" means Swire/BFI Waste Services, Ltd.

                  "Target Net Debt" has the meaning set forth in Section 2.4(d).



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                  "Target Net Worth" has the meaning set forth in Section
2.4(d).

                  "Tax" means all taxes, including without limitation, income, gross receipts, windfall profits, gains, excise, severance, property, production, sales, value added, use, transfer, license, franchise, employment, withholding, capital, wage or similar taxes or assessments, together with interest, additions or penalties with respect thereto and any interest in respect of such interest, additions or penalties.

                  "Tax Arbitrator" has the meaning set forth in Section 5.10.

                  "Tax Audit" has the meaning set forth in Section 5.6(a).

                  "Tax Package" has the meaning set forth in Section 5.3(e).

                  "Tax Return" means any return, declaration, report, claim for refund or information return or statement thereto, including any amendment thereof.

                  "Technical Cooperation Agreement" has the meaning set forth in
Section 6.4(c)(ii).

                  "Third Party Claim" has the meaning set forth in Section 9.6(c)(i).

                  "Traite d'Apport" has the meaning set forth in the Recitals.

                  "Transfer Taxes" has the meaning set forth in Section 5.5.

                  "Unresolved Changes" has the meaning set forth in Section 2.4(c).

                  "U.S. GAAP" means generally accepted accounting principles in the United States consistently applied by Parent.

                  "VAT" means any value-added or other similar sales tax.



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                  "Waste Business" has the meaning set forth in the Recitals.

                  Section 1.2  Other Definitional and Interpretive
Provisions.

                  (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

                  (c) The terms "dollars" and "$" mean United States dollars.

                  (d) The term "FF" means French francs.

                  (e) References in this Agreement to Schedules 1.2 through 1.29 shall refer to the like-numbered Schedules delivered pursuant to Section 3(c) of the Initial Agreement. References in this Agreement to Schedules 2.1 through
2.28 shall refer to the like-numbered Schedules to the Initial Agreement, in the form in which they became final pursuant thereto.


                                   ARTICLE II

           Purchase and Sale of Shares and Transfer and Assignment of
                       Rights to Intercompany Indebtedness

                  Section 2.1 Purchase and Sale of Shares. The parties agree that, on the terms and subject to the conditions of this Agreement, at the Cash Closing, (i) Purchaser will purchase from the Selling Entities, and Parent and International will cause the Selling Entities to sell to Purchaser or one or more of its Subsidiaries, the Shares listed in Part One of Schedule 1.1(c), and
(ii) Parent will assign and transfer, and cause the Parent Subsidiaries to assign and transfer, all of Parent's and the Parent Subsidiaries' respective rights as creditors with respect to the Intercompany Indebtedness as to which the issuers of the Shares listed in Part One of Schedule 1.1(c) are obligors, and (iii) Purchaser and/or certain of Purchaser's Subsidiaries shall pay to Parent and/or certain Parent Subsidiaries, in consideration for the sales and


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transfers described in clauses (i) and (ii) of this Section 2.1, $950,000,000 in cash (the "Cash Consideration"). An amount of Cash Consideration equal to the aggregate principal amount (as of the Cash Closing Date) of the Intercompany Indebtedness as to which the issuers of the Shares listed in Part One of
Schedule 1.1(c) are obligors shall represent the consideration paid for the assignment and transfer of such Intercompany Indebtedness pursuant to clause
(ii) of the immediately preceding sentence.

                  Section 2.2  Traite d'Apport.

                  (a)(i) The parties agree that at the Share Closing, (i) on the terms and subject to the conditions set forth in the Traite d'Apport, (A) Purchaser will issue and sell to the Selling Entities specified in the Traite d'Apport, in consideration for the transfers described in clauses (i)(B) and
(ii) of this Section 2.2(a), the number of Purchaser Shares determined in accordance with Section 2.2(b) (the "Consideration Shares" and, collectively with the Cash Consideration, the "Consideration"), and (B) Parent will, and will cause the Parent Subsidiaries to, deliver to Purchaser, in exchange therefor, the Shares listed in Part Two of Schedule 1.1(c), and (ii) on the terms and subject to the conditions of this Agreement, Parent will assign and transfer, and will cause the Parent Subsidiaries to assign and transfer, all of Parent's and the Parent Subsidiaries' respective rights as creditors with respect to the Intercompany Indebtedness as to which the issuers of the Shares listed in Part Two of Schedule 1.1(c) are obligors. The Consideration Shares issued pursuant to this Section 2.2(a) shall have dividend rights (jouissance) from January 1, 1998, provided that Parent hereby waives its right to receive dividends for the portion of the year prior to the Cash Closing Date, the amount of such dividends to be pro rated based on the number of days from January 1, 1998 through the Cash Closing Date compared to the number of days in 1998. A number of Consideration Shares, equivalent to the quotient of (x) the aggregate principal amount (as of the Share Closing Date) of the Intercompany Indebtedness as to which the issuers of the Shares listed in Part Two of Schedule 1.1(c) are obligors, divided by (y) the Measuring Price, shall be deemed to represent the consideration paid for the assignment and transfer of such Intercompany Indebtedness pursuant to clause (ii) of the first sentence of this Section 2.2(a).



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                  (ii) The transfers of the Shares listed in Part Two of
Schedule 1.1(c) in exchange solely for the Consideration Shares are intended by Parent to qualify for United States federal income tax purposes as reorganizations within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended.

                  (b) The number of Consideration Shares to be delivered at the Share Closing shall be determined as follows:

                           (i) There shall be determined a "Measuring Price" for a Purchaser Share, which shall be the per share price at which the Purchaser Shares are to be offered pursuant to the Equity Offering. The Measuring Price shall be determined in accordance with Article 186-1 of Law No. 66-537 dated 24 July 1966. The date on which the Measuring Price is determined is herein referred to as the "Measuring Date".

                           (ii) If the Measuring Price is equal to or greater than FF 1,080 on the Measuring Date, the number of Purchaser Shares to be issued to Parent at the Share Closing shall be fixed as that number of whole Purchaser Shares (rounding to the nearest whole number) equal to the quotient obtained by dividing FF 2,700,000,000 by the Measuring Price. Such number of Purchaser Shares so determined shall be issued at the Share Closing.

                           (iii) If the number of Purchaser Shares to be issued at the Share Closing pursuant to the foregoing procedure shall be less than 15% of the outstanding Purchaser Shares (the "Parent Minimum") after the consummation of the transactions contemplated hereby and assuming 100% subscription ("Full Equity Subscription") of all Purchaser Shares to be offered pursuant to the Equity Offering, then either Parent or Purchaser shall have the right, until Midnight, Paris time, on the Measuring Date, to terminate (by action of their respective boards of directors) this Agreement.

                           (iv) If the Measuring Price is less than FF 1,080 on the Measuring Date, Purchaser shall issue 2,500,000 Purchaser Shares at the Share Closing.



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                           (v) The Purchaser Shares to be issued in the Equity
         Offering shall have dividend rights (jouissance) from January 1, 1998.

                  Section 2.3  The Cash Closing and the Share Closing.

                  (a) (i) Subject to the satisfaction or waiver of the conditions set forth in Section 7.1, the consummation of the transactions referred to in Sections 2.1 and 6.11 (the "Cash Closing") shall take place at the offices of Sullivan & Cromwell, 8 Place Vendome, 75001 Paris, France at 10:00 A.M. local time, on March 31, 1998, or at such earlier time and place as the parties hereto may mutually agree. The date on which the Cash Closing occurs is referred to herein as the "Cash Closing Date".

                  (ii) At the Cash Closing, subject to the satisfaction or waiver of the conditions set forth in Section 7.1:

                           (A) Parent and International shall deliver, or cause the Selling Entities to deliver, to Purchaser certificates or other documents or instruments repre senting the Shares listed in Part One of
         Schedule 1.1(c), duly endorsed and in form suitable for transfer to Purchaser or one or more of Purchaser's Subsidiaries (as shall be specified by Purchaser to Parent not fewer than 10 days prior to the Cash Closing), and shall cause the Selling Entities or the International Subsidiaries to take all actions, and deliver to Purchaser or one of Purchaser's Subsidiaries all documents and instruments reasonably necessary to effect the transactions set forth in Section 2.1.

                           (B) Purchaser shall pay to Parent and/or Subsidiaries of Parent by wire transfer, to an account designated by Parent not less than five Business Days prior to the Cash Closing, immediately available funds in an amount equal to the Cash Consideration.

                           (C) Parent shall pay to Purchaser the amount due pursuant to Section 6.11.

                           (D) Parent shall, and shall cause the Parent
         Subsidiaries to, deliver to Purchaser documents and instruments in form and substance satisfactory to Purchaser evidencing the assignment and transfer, of


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         all of Parent's and the Parent Subsidiaries' respective rights as creditors with respect to the Intercompany Indebtedness as to which the issuers of the Shares listed in Part One of Schedule 1.1(c) are obligors.

                           (E) Each of Parent and Purchaser shall deliver to the other such certificates, documents and instruments evidencing (A) the completion of the transactions contemplated by Section 6.4 and (B) the satisfaction of conditions to the Cash Closing set forth in Section 7.1.

                  (b) (i) Subject to the satisfaction or waiver of the conditions set forth in Section 7.2, the consummation of the transactions referred to in Section 2.2 (the "Share Closing") shall take place at the offices of Sullivan & Cromwell, 8 Place Vendome, 75001 Paris, France at 10:00 A.M. local time, immediately following the extraordinary meeting of Purchaser's shareholders (the "Shareholders Meeting") to approve the issuance of the Consideration Shares, or at such later time and place as the parties hereto may mutually agree. The date on which the Share Closing occurs is referred to herein as the "Share Closing Date".

                  (ii) No later than the second business day prior to the Share Closing, Purchaser shall file a request with SICOVAM for SICOVAM to record (at the Share Closing) the Consideration Shares in a special account with SICOVAM in the name of Purchaser and shall take all action necessary to cause SICOVAM to notify Credit du Nord, as registrar of the Purchaser Shares (the "Registrar"), at the Share Closing, that it has so registered the Consideration Shares in its accounts. It is understood that such Consideration Shares will not be fungible with the other outstanding Purchaser Shares until January 1, 1999.

                  (iii) At the Share Closing, subject to the satisfaction or waiver of the conditions set forth in Section 7.2:

                           (A) Parent and International shall cause the Selling Entities specified in the Traite d'Apport to deliver, to Purchaser certificates or other documents or instruments representing the Shares listed in Part Two of Schedule 1.1(c), duly endorsed and in form suitable for transfer to Purchaser, and shall cause such Selling Entities or the International Subsidiaries to take all actions, and deliver to Purchaser all


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         documents and instruments reasonably necessary to
         effect the transactions set forth in Section 2.2;

                           (B) Purchaser shall take all action necessary to cause the Registrar to register each Selling Entity specified in the Traite d'Apport as the owner of the respective number of Consideration Shares specified in the Traite d'Apport.

                           (C) Parent shall, and shall cause the Parent
         Subsidiaries to deliver to Purchaser documents and instruments in form and substance satisfactory to Purchaser evidencing the assignment and transfer, of all of their respective rights as creditors with respect to the Intercompany Indebtedness as to which the issuers of the Shares listed in Part Two of Schedule 1.1(c) are obligors.

                           (D) Each of Parent and Purchaser shall deliver to the other such certificates, documents and instruments evidencing the satisfaction of conditions to the Share Closing set forth in Section 7.2.

                  (c) All transfer or assignments of Parent's and the Parent Subsidiaries' respective rights as creditors with respect to the Intercompany Indebtedness pursuant to Section 2.1 or 2.2 or this Section 2.3 shall be made on a "no recourse" basis with respect to the assigning entity.

                  Section 2.4  Post-Closing Adjustment.

                  (a) As soon as practicable, but in no event later than 60 calendar days following the Cash Closing Date, Parent and Purchaser shall jointly prepare a balance sheet which includes a calculation as of the Cash Closing Date of (i) Closing Net Debt (the "Closing Net Debt Statement") and (ii) Closing Net Worth (the "Closing Net Worth Statement", together with the Closing Net Debt Statement, the "Closing Statements"), each reviewed by Arthur Andersen and prepared in accordance with U.S. GAAP on a basis consistent with the preparation of the September 30, 1997 financial statements set forth in Schedules 3.9(a)(i) and 3.9(a)(ii). For purposes of applying the provisions of this Section 2.4, the comparison of the amounts set forth herein and the amounts for such items in the Closing Statements will be made on a constant currency basis (i.e., calculated using the foreign exchange rates used by Parent in preparing its September 30, 1997 financial statements, as set forth in Schedule 1.9(c))


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and will not take into account adjustments made in applying the purchase method of accounting for business combinations to the transactions contemplated by this Agreement.

                  (b) After receipt of the Closing Statements, Parent and Purchaser shall have 30 days to review the Closing Statements, together with the workpapers used in the preparation thereof. Parent, Purchaser and their respective accountants shall have full access to (i) all relevant books, records and employees of Parent, Purchaser and the International Subsidiaries and (ii) Parent's and Purchaser's respective accountants and their relevant supporting workpapers. Unless either Parent or Purchaser delivers written notice to the other on or prior to the 30th day after the preparation of the Closing Statements, stating that Parent or Purchaser, as the case may be, has objections to the Closing Statements and describing any such objections with particularity, Parent and Purchaser shall be deemed to have accepted and agreed to the Closing Statements. If, on or prior to the 30th day after the preparation of the Closing Statements, either Parent or Purchaser shall notify the other of its objections to the Closing Statements, Parent and Purchaser shall, within 10 days (or such longer period as the parties may agree) following such notice (the "Resolution Period"), attempt in good faith to resolve their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

                  (c) Any amounts remaining in dispute at the conclusion of the Resolution Period ("Unresolved Changes") shall be submitted to an internationally recognized firm of independent auditors independent of Parent, Purchaser and their respective Affiliates (such firm being referred to as the "Auditing Firm"), within 10 days after the expiration of the Resolution Period. In the event of a dispute among the parties as to which firm of independent auditors should be the Auditing Firm, the dispute shall be resolved by an "expert" nominated pursuant to Article 1843-4 of the Civil Code. Each party agrees to execute, if requested by the Auditing Firm, an engagement letter containing reasonable terms. All fees and expenses relating to the work, if any, to be performed by Arthur Andersen or the Auditing Firm in accordance with this
Section 2.4 shall be borne equally by Parent and Purchaser. The Auditing Firm shall act as an expert (not as an arbitrator) to determine, based on the provisions of this Section 2.4, only the Unresolved Changes. The Auditing Firm's determination of (i) the amount of Closing Net Debt shall be no greater than the amount of


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Closing Net Debt claimed by Purchaser and no less than the amount of Net Debt claimed by Parent and (ii) the amount of Closing Net Worth shall be no less than the amount of Closing Net Worth claimed by Purchaser and no greater than the amount of Closing Net Worth claimed by Parent. The Auditing Firm's determination of the Unresolved Changes shall be made within 30 days of the submission of the Unresolved Changes thereto, shall be set forth in a written statement delivered to Parent and Purchaser and shall be final, binding and conclusive on the parties for all purposes.

                  (d) In the event that Parent and Purchaser agree to the Closing Statements, then within five Business Days following such agreement Parent shall pay to Purchaser the amount, if any, equal to the sum of (i) the amount by which Closing Net Debt exceeds $215,500,000 ("Target Net Debt") and
(ii) the amount by which $262,000,000 ("Target Net Worth") exceeds the amount of Closing Net Worth (the "Post-Closing Adjustment"). In the event that there are Unresolved Changes at the end of the Resolution Period, (1) if Parent and Purchaser agree that a Post-Closing Adjustment is owed to Purchaser regardless of the ultimate resolution of any Unresolved Changes, then the minimum amount which Parent and Purchaser agree is owed to Purchaser shall be paid within five Business Days after the end of the Resolution Period and any additional amounts owing to Purchaser with respect to the Unresolved Changes shall be paid within five Business Days after resolution thereof by the Auditing Firm and (2) in all other cases, any and all payments shall be made within five Business Days after resolution of the Unresolved Changes by the Auditing Firm.

                  (e) It is the intent of the parties that the provisions of this Section 2.4 operate to permit Purchaser to acquire the benefits, and be subject to the liabilities, of ownership of the Waste Business as of and from the Cash Closing Date.

                  (f) Any payments made in respect of the Post-Closing Adjustment or Unresolved Changes shall be deemed to be adjustments to the Cash Consideration for all Tax purposes. The portion of any such payment that is reasonably attributable to an adjustment pertaining to a particular International Subsidiary whose Shares are listed in Part One of Schedule 1.1(c) shall be deemed to be a reduction of the portion of the Consideration allocated to such International Subsidiary in Schedule 5.4. The portion


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of any such payment that is not reasonably attributable to an adjustment pertaining to a particular International Subsidiary whose Shares are listed in Part One of Schedule 1.1(c) shall be deemed to reduce the purchase price of each of the International Subsidiaries whose Shares are listed in Part One of
Schedule 1.1(c), with such reduction calculated on a pro rata basis.

                  Section 2.5 Special Provisions Relating to Swire/BFI. (a) In the event that Parent and International are otherwise unable to transfer their interest in Swire/BFI to Purchaser at the Cash Closing, then: (i) the amount of Cash Consideration payable at the Cash Closing shall be reduced by $137,500,000;
(ii) Purchaser shall deposit into an escrow account established in accordance with Section 2.5(b) below $137,500,000; and (iii) the post-closing adjustments set forth in Section 2.4 will be calculated on a separate basis for Swire/BFI and the remainder of the Waste Business as described in Section 2.5(c) below.

                  (b) The escrow account referred to in Section 2.5(a) above shall be with a bank in New York satisfactory to Parent and Purchaser and subject to an escrow agreement containing customary terms and conditions and in form and substance satisfactory to Parent and Purchaser. The escrow agreement shall provide that (i) the principal of the account shall be invested in high quality, dollar-denominated investments determined jointly by Parent and Purchaser; (ii) all interest on the amounts deposited under the agreement shall be held for the benefit of the party to which the principal of the account is ultimately paid; (iii) upon notice to the escrow agent by Purchaser and Parent that the transfer of Swire/BFI to Purchaser has been consummated in accordance with the terms of this Agreement, the principal amount of the escrow account shall be paid over to Parent; and (iv) in the event that Swire/BFI has not been transferred to Purchaser on or prior to June 30, 1998, the principal amount of the escrow account shall be paid over to Purchaser. Parent and Purchaser shall share equally the fees and expenses of the escrow agent under the escrow agreement.

                  (c) In the event the post-closing adjustments for Swire/BFI and the remainder of the Waste Business are to be calculated on a separate basis, (i) with respect to the Waste Business other than Swire/BFI, the Target Net Debt for purposes of Section 2.4(d)(i) and Section 7.1(b)(iii) shall be $229,200,000 in lieu of $215,500,000 and the Target Net


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Worth for purposes of Section 2.4(d)(ii) shall be $253,775,000 in lieu of
$262,000,000, in each case with respect to such portion of the Waste Business; and (ii) with respect to Swire/BFI, the Target Net Debt for purposes of Section 2.4(d)(i) and Section 7.1(b)(iii) shall be negative $13,700,000 and the Target Net Worth for purposes of Section 2.4(d)(ii) shall be $8,225,000.

                  (d) During such time as the escrow arrangements provided in this Section 2.5 remain in effect, the provisions of this Agreement regarding the operations of the Waste Business (including, without limitation, the provisions of Article VI) shall continue in effect.

                  (e) Parent agrees that it will not consent to any transfer of an interest in Swire/BFI by any other shareholder in Swire/BFI. Parent further agrees that, from and after the Cash Closing Date, Parent and the Parent Subsidiaries will not take, accept or receive any dividends or distributions paid in cash, stock or other assets in respect of its interest in the Swire/BFI, any payment of interest in respect of indebtedness owed by Swire/BFI to Parent or the Parent Subsidiaries unless all such amounts have been or will be loaned to Swire/BFI and will constitute Intercompany Indebtedness transferred to Purchaser upon the transfer of Swire/BFI to Purchaser (the consideration for which transfer shall be deemed to be included in the portion of the Cash Consideration paid in respect of such transfer), or any management or technical assistance fees from Swire/BFI (except contractually required fees paid in respect of services actually rendered and as to which notice has been given to Purchaser).

                  (f) For purposes of applying Article V of the Agreement with respect to Swire/BFI, references to the "Cash Closing Date" shall be deemed to be the date on which Swire/BFI is actually transferred to Purchaser.

                  (g) It shall be a condition to closing of the transfer of Swire/BFI to Purchaser that the conditions set forth in Section 7.1(a)(i) and
(ii), Section 7.1(b)(i), (ii), (iii), (iv), and (ix) be satisfied with respect to Swire/BFI (it being understood that Purchaser may, in its sole discretion, waive any such condition).

                  (h) In the event that the transfer of Swire/BFI does not occur, the parties shall cooperate and negotiate in good faith concerning arrangements that will cause Purchaser


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to acquire and retain Parent's share of the benefit of Swire/BFI's cash flows and earnings and the liability for Parent's share of Swire/BFI's liabilities and expenses, subject to compliance with applicable contractual and regulatory requirements.


                                  ARTICLE III

                        Representations and Warranties of
                         Parent and the Selling Entities

                  Except as otherwise agreed in writing between Parent and Purchaser, Parent and International jointly and severally represent and warrant to Purchaser as follows:

                  Section 3.1 Corporate Organization and Qualifica tion. Each of the International Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated by it or the business conducted by it require such qualification, except for such failures to so qualify or be in good standing as a foreign corporation which, in the aggregate, could not have a material adverse effect on the general affairs, business, assets, liabilities, financial condition, properties, operations or results of operations of the International Subsidiaries taken as a whole, or on the ability to operate or conduct the business of the International Subsidiaries, taken as a whole, in the manner in which it is presently operated or conducted (an "International Material Adverse Effect"), it being understood that for purposes of the definition of International Material Adverse Effect that any individual change, development or effect, or any related changes, developments or effects, which could reasonably be expected to cause or result in losses, damages, claims or liabilities to or against the International Subsidiaries greater than $15,000,000 shall be deemed to be such a material adverse effect. Each of the International Subsidiaries has the corporate power and authority to carry on its business as currently conducted. Parent has delivered to Purchaser a complete and correct copy of each International Subsidiary's certificate of incorporation, by-laws or other comparable governing instruments, each as amended to date. Such instruments are in full force and effect.


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                  Section 3.2 Authorized Capital. Schedule 3.2 contains a true and complete list of all of the International Subsidiaries and sets forth with respect to each International Subsidiary (i) its jurisdiction of incorporation,
(ii) each jurisdiction in which it is qualified to do business as a foreign corporation, (iii) its authorized, issued and outstanding equity securities or ownership interests and (iv) the holder or holders of all of its issued and outstanding equity securities or ownership interests. The authorized capital stock or equity capitalization of each International Subsidiary consists of the number and class of equity securities or ownership interests set forth opposite such International Subsidiary's name on Schedule 1.2. All of the Shares have been duly authorized and validly issued, and are fully paid and (except as set forth on Schedule 1.2) nonassessable.

                  Section 3.3 Ownership and Title. Except as set forth in
Schedule 1.3, (i) each of the Shares is owned, of record and beneficially, either directly or indirectly, by the applicable Selling Entity free and clear of all liens, pledges, security interests, voting trust arrangements, charges, options, restrictions, claims or other encumbrances, and (ii) each of the outstanding equity securities or ownership interests of each Purchased Entity is owned, of record and beneficially, either directly or indirectly, by a Purchased Entity, free and clear of all liens, pledges, security interests, voting trust arrangements, charges, options, restrictions, claims or other encumbrances, except, in the case of clause (i) or clause (ii), for such encumbrances as could not have a material adverse effect on the ability of any International Subsidiary to operate or conduct its business in the manner in which it is presently operated, or hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein with the result that the representation and warranties set forth in the second sentence of this Section 3.3 will be true and accurate. Immediately following the Cash Closing, Purchaser or one or more of its Subsidiaries shall have good and valid title to all of the Shares set forth in Part One of Schedule 1.1(c), free and clear of any lien, pledge, security interest, voting trust arrangement, charge, option, restriction, claim, or other encumbrance, except for any encumbrances on such Shares arising or perfected following the Cash Closing. Except as set forth in Schedule 1.3, immediately following the transfer to Purchaser or one of its Subsidiaries of the


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Shares set forth in Part One of Schedule 1.1(c), each of the outstanding equity securities or ownership interests of each issuer of the Shares set forth in Part One of Schedule 1.1(c) will be owned, of record and beneficially, either directly or indirectly, by Purchaser or one of its Subsidiaries, free and clear of all liens, pledges, security interests, voting trust arrangements, charges, options, restrictions, claims or other encumbrances, except for any encumbrances arising following the Cash Closing, and Purchaser will have purchased and acquired all of Parent's direct or indirect right, title and interest in and to the Waste Business other than the Waste Business conducted by the issuers of the Shares set forth in Part Two of Schedule 1.1(c) and except for entities excluded from the definition of the Waste Business as set forth in Schedule 1.1(e). Immediately following the Share Closing, Purchaser or one or more of its Subsidiaries shall have good and valid title to all of the Shares set forth in Part Two of Schedule 1.1(c), free and clear of any lien, pledge, security interest, voting trust arrangement, charge, option, restriction, claim, or other encumbrance, except for any encumbrances on such Shares arising or perfected following the Share Closing. Except as set forth in Schedule 1.3, immediately following the transfer to Purchaser or one of its Subsidiaries of the Shares set forth in Part Two of Schedule 1.1(c), each of the outstanding equity securities or ownership interests of each issuer of the Shares set forth in Part Two of
Schedule 1.1(c) will be owned, of record and beneficially, either directly or indirectly, by Purchaser or one of its Subsidiaries, free and clear of all liens, pledges, security interests, voting trust arrangements, charges, options, restrictions, claims or other encumbrances, except for any encumbrances arising following the Share Closing, and Purchaser will have purchased and acquired all of Parent's direct or indirect right, title and interest in and to the Waste Business except for entities excluded from the definition of the Waste Business as set forth in Schedule 1.1(e). Except for the International Subsidiaries, International does not have any Subsidiaries or own of record or beneficially, and International is not obligated to acquire, any equity security or ownership interest or investment in any Person. Except as set forth in Schedule 1.3, no International Subsidiary has any Subsidiaries or owns of record or beneficially, or is obligated to acquire, any equity security or ownership interest or investment in any Person.



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                  Section 3.4 No Dilution. Except as set forth in Schedule 1.4, no International Subsidiary has any equity securities or ownership interests reserved for issuance. Except as set forth in Schedule 1.4, there are no subscriptions, calls, commitments, rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, plans, arrangements or commitments with respect to the issuance, sale or purchase of any equity securities or ownership interests of any International Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, equity securities or ownership interests of any International Subsidiary, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Neither International nor any International Subsidiary has any outstanding securities or instruments the holders of which have the right to vote (or convert or exchange such securities or instruments into or for securities having the right to vote) with the shareholders of any International Subsidiary on any matter.

                  Section 3.5         Corporate Authority.

                  (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated thereby. Morgan Stanley & Co. Incorporated has rendered a written opinion to Parent to the effect that the Consideration is fair to Parent from a financial point of view. This Agreement is and as of and after each of the Cash Closing and the Share Closing will be, and as of and after the Cash Closing the Technical Cooperation Agreement, Operating Agreement and Traite d'Apport will be, and as of and after the Share Closing the Shareholders Agreement and the Traite d'Apport will be, valid and binding agreements of Parent, enforceable against them in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (b) Each of the Selling Entities is a corporation duly organized, validly existing and in good standing under


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the laws of its jurisdiction of organization and has all requisite corporate power and authority and has taken all corporate action necessary to transfer, convey and sell to Purchaser the Shares held by it, and no other proceedings on the part of any Selling Entity are necessary to authorize the transactions contemplated by this Agreement.

                  Section 3.6 Conduct of Business. Parent and the Parent Subsidiaries are engaged in the Waste Business only through the International Subsidiaries, and neither Parent, nor any Parent Subsidiary conducts any operations associated with, or owns any assets or properties used in, or holds any permits or licenses used in, the Waste Business, except for (i) operations which after the Cash Closing Date will be conducted pursuant to the Technical Cooperation Agreement, (ii) entities excluded from the definition of the Waste Business as set forth on Schedule 1.1(e), and (iii) operations pursuant to the Operating Agreement between the Cash Closing and the Share Closing. None of the International Subsidiaries is, or (to Parent's knowledge) has been, engaged in any material business other than the Waste Business or owns or has owned any material assets or properties which are used in any business other than the Waste Business.

                  Section 3.7 Governmental Filings. Other than the filings and/or notices obtained pursuant to Council Regulation (EEC) No. 4064/89, and the filings and/or notices set forth in Schedule 1.7 or Schedule 3.7, no notices, reports or other filings are required to be made by Parent or any Parent Subsidiary with, nor are any consents, registrations, Approvals, permits or authorizations required to be obtained by Parent or any Parent Subsidiary from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent or International and the consummation by Parent or any Parent Subsidiaries of the transactions contemplated hereby, except for notices, reports, filings, consents, registrations, Approvals, permits or authorizations, the failure to make or obtain which could not, in the aggregate, have an International Material Adverse Effect, hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein.

                  Section 3.8 Non-Contravention. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Parent and any Parent Subsidiaries party


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thereto, and the consummation by Parent and any Parent Subsidiaries of the transactions contemplated in this Agreement and therein, do not and will not (a) violate or conflict with, or constitute a default under, any provision of the certificate of incorporation, by-laws or comparable governing instruments of Parent or any Parent Subsidiary, (b) violate any provision of, or constitute (or with notice or lapse of time or both would constitute) a default under, or accelerate or permit the acceleration of the performance required by, any agreement, lease, contract, note, mortgage, indenture, instrument, arrangement or other obligation (collectively, "Contracts") to which Parent or any Parent Subsidiary is a party or by which any of them or any of their respective assets or properties are bound or subject (collectively, the "Parent Contracts"), (c) entitle any party to cancel or terminate, or result in any change in the rights or obligations of any party under, or require a consent or waiver by any party to, any Parent Contract, (d) result in the creation of a lien, pledge, security interest, voting trust arrangement, charge, option, restriction, claim, or other encumbrance on the equity securities, ownership interests or on the assets of Parent or any Parent Subsidiary, (e) violate any law, statute, rule, regulation, ordinance, requirement, administrative ruling, order, judgment, injunction, award, decree or process of any Governmental Entity (collectively, "Law") by which or to which any of their respective assets or properties are bound or subject, or (f) result in the loss or impairment of any Approval of or benefitting Parent or any Parent Subsidiary; except (i) in the case of clauses
(b), (d), (e) and (f) of this Section, for such violations, defaults, accelerations, losses or impairments as, when taken together with all other such violations, defaults, accelerations, losses and impairments, could not have an International Material Adverse Effect, and (ii) in the case of clauses (b) and
(c), for violations, defaults, accelerations, cancellations, terminations of and changes in rights under the Contracts, instruments, agreements and obligations listed in Schedule 3.8.

                  Section 3.9 Financial Statements; Projections. (a)(i) The combined balance sheet of the International Subsidiaries dated September 30, 1997 contained in Schedule 3.9(a)(i) (the "International Balance Sheet") fairly presents the combined assets, liabilities and financial position of the International Subsidiaries as a whole as of such date in accordance with U.S. GAAP and the accounting practices listed on Schedule 1.9(a)(ii), in each


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case consistently applied, except as specifically noted therein. The combined statement of income of the International Subsidiaries for the year ended September 30, 1997 contained in Schedule 1.9(a)(i) (the "International Income Statement", and, collectively with the International Balance Sheet, the "International Financial Statements") fairly presents the combined results of operations and retained earnings, as the case may be, of the International Subsidiaries as a whole for such period, in each case in accordance with U.S. GAAP and the accounting practices listed in Schedule 1.9(a)(ii), in each case consistently applied, except as specifically noted therein. (ii) Except as set forth in Schedule 1.9(a)(iii), (A) each of the balance sheets contained in
Schedule 1.9(a)(iii) in respect of each individual International Subsidiary fairly presents the assets, liabilities and financial position of such International Subsidiary on a country-by-country basis as of the date of such statements in accordance with the local jurisdiction accounting standards applicable to each such Subsidiary ("Local GAAP"), and (B) each of the statements of income and of changes in financial position (or, in the case of the International Subsidiaries in New Zealand and the United Kingdom, the statements of movements in equity) contained in Schedule 1.9(a)(iii) in respect of each individual International Subsidiary fairly presents the results of operations, retained earnings and changes in financial position (or movements in equity), as the case may be, of such International Subsidiary for the period covered thereby in accordance with Local GAAP. All interim financial statements delivered by Parent pursuant to Section 5(c) of the Initial Agreement fairly present in all material respects in accordance with U.S. GAAP the separate company, combined or consolidated, as the case may be, financial position of International and the International Subsidiaries covered thereby at the respective dates thereof, and the results of their separate company or consolidated, as the case may be, operations and stockholders' equity for International and the International Subsidiaries covered thereby for the respective periods covered thereby, subject to year-end adjustments (consisting of normal recurring accruals) and the omission of explanatory footnote materials required by U.S. GAAP.

                  (b) The projections regarding the financial performance of the International Subsidiaries contained in Schedule 1.9(b) were based on assumptions which Parent believed are reasonable as of the date of the Initial Agreement; provided that the foregoing does not constitute


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any representation or warranty with respect to the actual results which will be achieved by the International Subsidiaries. Parent believes that the assumptions referred to in the immediately preceding sentence are reasonable as of the date hereof with respect to the financial performance of the International Subsidiaries from the date hereof through the remainder of the periods included in the projections; provided that the foregoing does not constitute any representation or warranty with respect to the actual results which will be achieved by the International Subsidiaries.

                  Section 3.10 Closing Consents. Except for the consents, waivers and authorizations set forth in Schedule 3.10 (the "Parent Closing Consents"), and other than as disclosed in Section 3.7, there are no Persons or entities, other than Parent, whose approval, consent, waiver or authorization is legally or contractually required to consummate the transactions contemplated by this Agreement, except for consents, waivers and authorizations, the failure to obtain which could not, in the aggregate, have an International Material Adverse Effect, hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein. As of the Cash Closing, each of the Parent Closing Consents will have been duly authorized, executed and delivered by each of the parties thereto and from and after the Cash Closing will be a valid and binding agreement of each such party, enforceable against such party in accordance with its terms.

                  Section 3.11 No Actions. There is no action, claim, dispute, proceeding, suit, investigation or appeal pending or, to Parent's knowledge, threatened, against Parent or any Parent Subsidiary which questions or challenges the validity of this Agreement, any Ancillary Agreement or any Parent Closing Consent, or any action taken or proposed to be taken by Parent or any Parent Subsidiary pursuant hereto or thereto or in connection with the transactions contemplated hereby and thereby, and to the knowledge of Parent or any Parent Subsidiary no conditions exist which could reasonably be expected to lead to any such action, claim, dispute, proceeding, suit, investigation or appeal.

                  Section 3.12 No Undisclosed Liabilities. Notwithstanding any other representation or warranty set forth in this Agreement and except as set forth in


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Schedule 3.12, no International Subsidiary had, at September 30, 1997, any
liabilities of any nature (whether accrued, absolute, fixed, contingent, liquidated or unliquidated or otherwise and whether due or to become due, and whether or not required by generally accepted accounting principles to be set forth on a balance sheet of any International Subsidiary), except as and to the extent of the amounts specifically reflected or reserved against in the International Balance Sheet or in the notes thereto and except for liabilities which could not, in the aggregate, have an International Material Adverse Effect.

                  Section 3.13 Absence of Certain Changes. Except as set forth in Schedule 1.13 and except as specifically provided for in this Agreement or agreed in writing between Parent and Purchaser, since September 30, 1997:

                  (a) each of the Selling Entities and the International Subsidiaries has conducted its businesses only in the ordinary course of business consistent with past practice;

                  (b) there has not occurred any damage, destruc tion or other casualty loss with respect to any asset or real or tangible personal property owned, leased or otherwise by International and the International Subsidiaries, whether or not covered by insurance, which could have an International Material Adverse Effect;

                  (c) no International Subsidiary has (i) sold, pledged or agreed to sell or pledge any equity securities or ownership interests owned by it in any of its Subsidiaries; (ii) amended or violated its certificate of incorporation, by-laws or comparable governing documents; (iii) reclassified, split, subdivided, combined or reclassified any of its equity securities or ownership interests; or (iv) declared, set aside or paid any dividend payable in securities or property other than cash with respect to any of its equity securities or ownership interests; and no Selling Entity has sold, pledged or agreed to sell or pledge any equity securities or ownership interests owned by it in any of the International Subsidiaries;

                  (d) no Selling Entity nor any International Subsidiary has (i) issued, sold, pledged, disposed of or encumbered any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments


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or rights of any kind to acquire, any of its equity securities or ownership interests or any of its other securities, property or assets; (ii) transferred, leased, licensed, guaranteed, sold, mortgaged, pledged, disposed of or subjected to or permitted the imposition of any lien, claim, restriction or encumbrance (other than statutory liens for Taxes not yet due and payable) on any of its assets or properties, other than in the ordinary course of business consistent with past practice; (iii) acquired directly or indirectly, by purchase, redemption or otherwise any of its equity securities or ownership interests;
(iv) incurred any indebtedness for borrowed money or guaranteed the obligations of any Person, or made any loans or advances, in each case except in the ordinary course of business consistent with past practice; (v) paid, discharged or satisfied any liability other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected on or reserved against the financial statements contained in Schedule 3.9(a)(i) or subsequently incurred in the ordinary course of business consistent with past practice; (vi) entered into any International Material Contract or agreement other than in the ordinary course of business consistent with past practice; or (vii) authorized capital expenditures in excess of $100,000,000 in the aggregate or made any direct or indirect acquisition of, or investment in, assets or stock of any other Person;

                  (e) no International Subsidiary has, except in the ordinary course of business consistent with past practice, (i) granted any severance or termination pay to, or entered into any employment or severance agreement with, or increased the compensation payable to, any director, officer or other employee of any International Subsidiary; or (ii) established, adopted, entered into, made any new grants or awards under or amended any International Employee Benefit Plans;

                  (f) no Selling Entity nor any International Subsidiary has settled or compromised any claims or litigation or waived, assigned or released any rights or claims involving liability or potential liability of the International Subsidiaries or otherwise having a value of $5,000,000 per right, claim or action or $10,000,000 in the aggregate or, except in the ordinary course of business consistent with past practice, modified, amended or terminated any International Material Contracts to which it is a party or by which it or any of its properties is bound;


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                  (g) there has been no change in the accounting policies or procedures of any Selling Entity or any International Subsidiary;

                  (h) no Selling Entity nor any International Subsidiary has made any Tax election or settled or com promised any Tax liability of the International Subsidiaries or permitted any insurance policy naming an International Subsidiary as a beneficiary or a loss payable payee to be canceled or terminated, except, in any such case, in the ordinary course of business consistent with past practice and except to the extent that such Tax liabilities and insurance policy limits do not exceed $5,000,000 in the aggregate;

                  (i) no International Subsidiary has sold, disposed of or otherwise abandoned, altered or written down the book value of (except for amortization and depreciation thereof in accordance with U.S. GAAP or Local GAAP, as the case may be), any item of the property, plant and equipment reflected on the International Balance Sheet contained in Schedule 1.9(a)(i) or on the accounting records of International and the International Subsidiaries as of the Cash Closing, except for sales and dispositions not exceeding $5,000,000 in the aggregate;

                  (j) no Selling Entity nor any International Subsidiary has created any lien, claim, restriction or other encumbrance on or affecting title to the real property occupied or used by any International Subsidiary, other than liens not affecting the use, operation or value of such real property created in the ordinary course of business consistent with past practice, or entered into any leases or subleases for any real or personal property providing for annual payments greater than $15,000,000 in the aggregate; and

                  (k) no Selling Entity nor any International Subsidiary has authorized or entered into an agreement to do any of the foregoing.

                  Section 3.14  Material Contracts.

                  (a) Schedule 1.14(a) contains a true and complete list of each agreement, instrument, contract or arrangement to which any International Subsidiary is a party or by which it or any of their respective properties or assets are bound: (i) which relates to the borrowing of money and


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pursuant to which the outstanding indebtedness is in excess of $5,000,000, or
(ii) under which any International Subsidiary made or received payments in excess of $5,000,000 during 1997 or is reasonably likely to make or receive payments in excess of $5,000,000 during 1998; or (iii) which accounts for 2% or more of any Purchased Entity's revenue per annum or imposes any encumbrance, lien or restriction on any assets or properties (including International Intellectual Property) used in the manufacture or sale of any such product or service (collectively, the "International Material Contracts").

                  (b) Except as set forth in Schedule 1.14(b) and except for such failures to be valid, binding and enforceable, breaches, defaults, violations and events as could not, in the aggregate, have an International Material Adverse Effect, hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein, (i) each International Material Contract is a valid and binding obligation of each of the parties thereto and is enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, except for such failures to be valid and binding as could not, individually or in the aggregate, have an International Material Adverse Effect,
(ii) no International Subsidiary is in violation or breach of, or in default under, any International Material Contract and, to Parent's knowledge, no other party to any International Material Contract is in violation or breach thereof, or in default thereunder, except, in either case, for such violations, breaches and defaults as could not, individually or in the aggregate, have an International Material Adverse Effect, and (iii) to Parent's knowledge, no event has occurred that, with the passage of time or the giving of notice or both, would permit the unilateral modification, acceleration, or termination of any International Material Contract.

                  (c) Parent has caused to be delivered or made available to Purchaser a true, complete and current copy of each International Material Contract.

                  (d) Except as set forth on Schedule 3.14(d)(i), and except for agreements providing, in the aggregate, for the nonstatutory compensation and benefits summarized in


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Schedule 1.14(d)(ii), neither Parent nor any Parent Subsidiary is a party to or bound by any agreement, instrument, contract or arrangement (i) to which any directors, executive officers or affiliates of Parent or any Parent Subsidiary, is a party or is bound, or (ii) which contains any provision or covenant limiting (x) the ability of any International Subsidiary to engage in any line of business, to compete with any Person, to do business with any Person or in any location or to employ any Person or (y) the ability of any Person to compete with or obtain products or services from any International Subsidiary.

                  (e) Schedule 1.14(e) lists each Acquisition Document.

                  Section 3.15 Approvals. Each of the International Subsidiaries has all Approvals required for the conduct of its business, except for Approvals, the failure to obtain which could not, in the aggregate, have an International Material Adverse Effect, hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein. All such Approvals are valid and in full force and effect, and the International Subsidiaries are in compliance with all such Approvals, except for such failures to be valid or to be in compliance as could not, individually or in the aggregate, have an International Material Adverse Effect. Except for such proceedings as could not, individually or in the aggregate, have an International Material Adverse Effect, there is no proceeding pending or, to Parent's or International's knowledge, threatened, that disputes the validity of any such Approval or that is likely to result in the revocation, cancellation or suspension, or any adverse modification of, any such Approval.

                  Section 3.16 Compliance with Laws. Except as set forth in
Schedule 1.16:

                  (a) Parent, each Parent Subsidiary and their respective businesses, facilities, operations and agreements have complied with all Laws and Approvals, except for such instances of noncompliance as, when taken together with all other instances of noncompliance, could not have an International Material Adverse Effect.

                  (b) No investigation or review by any Governmental Entity with respect to Parent, any Parent


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Subsidiary or any of their respective businesses, facilities, operations or agreements is pending or, to Parent's knowledge, threatened, except for investigations and reviews which could not, in the aggregate, have an International Material Adverse Effect, hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein. To Parent's knowledge, no Governmental Entity has indicated an intention to conduct the same, except for such investigations and reviews as, when taken together with all other investigations and reviews, could not have an International Material Adverse Effect.

                  (c) Neither Parent nor any Parent Subsidiary has received any notice or communication alleging any noncompliance by any International Subsidiary with any Law or Approval that has not been cured, and no International Subsidiary is subject to any unpaid fine or any continuing sanction for any such noncompliance, except, in either case, for such instances of noncompliance as, when taken together with all other instances of noncompliance, could not have an International Material Adverse Effect.

                  (d) Neither Parent nor any Parent Subsidiary is in violation of or in default under, and to Parent's knowledge, no event has occurred which, with the lapse of time or the giving of notice or both, would result in the violation of or default under, the terms of any judgment, decree, order, injunction or writ of any Governmental Entity, except for such violations or defaults as, when taken together with all other violations and defaults, could not have an International Material Adverse Effect.

                  Section 3.17 Insurance. Schedule 1.17 (i) contains a true and accurate summary of the insurance coverage of the property, assets or business liabilities of the International Subsidiaries as a whole specifying with respect to each such type of coverage, the term of the policies or bonds, the limits and layers of liability and the annual premiums, and (ii) lists any agreements, arrangements or commitments under which any International Subsidiary indemnifies any other Person or is required to carry insurance for the benefit of any other Person in an amount in excess of $1,000,000 in the aggregate. The policies and bonds summarized in Schedule 1.17 are in full force and effect, all premiums due and payable thereon have been paid, no notice of cancellation or termination has been


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received with respect to any such policy, and the Selling Entities and the
International Subsidiaries have complied with such policies and bonds. Such policies and bonds will remain in full force and effect through the respective dates set forth in Schedule 3.17 without the payment of additional premiums, except in the ordinary course of business, and will not in any way be affected by, terminate, or lapse by reason of the transactions contemplated by this Agreement.

                  Section 3.18 Customers. Since September 30, 1997, to Parent's and International's knowledge, no municipality or other customer of any International Subsidiary accounting for 1% or more of the consolidated annual revenue of the International Subsidiaries has canceled or otherwise terminated its relationship with any International Subsidiary or has at any time decreased significantly its usage of the services of International or any International Subsidiary and there has been no material adverse change in the business relationship of any International Subsidiary with any such municipality or customer, as the case may be. To Parent's and International's knowledge, no such municipality or other customer intends to cancel or otherwise terminate its relationship with any International Subsidiary or to decrease significantly its usage of the services of any International Subsidiary, as the case may be.

                  Section 3.19 Affiliate Interests. Except as set forth in
Schedule 1.19:

                  (a) Neither Parent, any Parent Subsidiary nor to the knowledge of Parent (after reasonable investigation) any director, executive officer or affiliate of Parent, any Parent Subsidiary, International or any International Subsidiary (i) has any interest in any property, real or personal, tangible or intangible, of any International Subsidiary, except for interests with a value of not greater than $1,000,000 in the aggregate, (ii) has any cause of action or other claim whatsoever against any International Subsidiary or their respective assets or properties, or owes any amount to, or is owed any amount by, any of them, except for claims and indebtedness not in excess of $1,000,000 in the aggregate, or (iii) owns, directly or indirectly, any debt, equity or other interest or investment in any Person which is a competitor, lessor, lessee, customer or supplier of any International Subsidiary, except securities of any publicly-held corporation which do not exceed 1% of the outstanding voting securities of such corporation.


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                  (b) There are no agreements, indebtedness, arrangements,
understandings, obligations or other rights or obligations between any International Subsidiary, on the one hand, and Parent, any Parent Subsidiary, International, or to the knowledge of Parent (after reasonable investigation) any of their respective directors, officers, employees or Affiliates (other than the International Subsidiaries), on the other hand, other than agreements, indebtedness, arrangements, understandings, obligations and other rights which will not survive the Cash Closing.

                  Section 3.20 Title to Properties. Except as set forth on
Schedule 1.20, each International Subsidiary has good and marketable title to or a valid leasehold interest in all of the properties and assets (real, personal, mixed, tangible and intangible) which are necessary to the conduct of their respective businesses as presently conducted, free and clear of all liens, claims, defects, encumbrances, encroachments, easements, restrictions, security interests, mortgages or deeds of trust, except (a) liens for current Taxes not yet due and payable, (b) such liens, easements and zoning restrictions as are matters of public record, are not substantial in character, amount or extent and do not impair the use or occupancy of such property or assets or the business operations of any International Subsidiary, and (c) liens noted in the International Financial Statements.

                  Section 3.21 Leased Real Property. Except as set forth in
Schedule 1.21, and except for such failures to be valid, binding and enforceable, breaches, defaults, violations and events as could not, in the aggregate, have an International Material Adverse Effect, hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein, (i) each lease of real property to which any International Subsidiary is a party (each, an "International Real Property Lease") is a valid and binding obligation of each party thereto and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, (ii) the International Subsidiaries are not in violation or breach of, or in default under, any International Real Property Lease, and, to Parent's knowledge, no other party to any International Real Property Lease is in violation or breach thereof, or in default thereunder,
(iii) to Parent's and International's knowledge,


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no event has occurred that, with the passage of time or the giving of notice or both, would permit the unilateral modification, acceleration, or termination of any International Real Property Lease, and (iv) each International Subsidiary which is a party to the Inter national Real Property Leases enjoys peaceful and undisturbed possession under each International Real Property Lease.

                  Section 3.22  Personal Property.

                  (a) The equipment and fixtures used by the International Subsidiaries in connection with their respective businesses are, in the aggregate, in substantially good repair (reasonable wear and tear excepted) and are adequate for the uses to which they are being put.

                  (b) Schedule 1.22(b) sets forth a true and complete list of all of the leases of personal property to which any International Subsidiary is a party which provides for payments in excess of $2,000,000 per year (collectively, the "International Personal Property Leases"). Parent has caused to be delivered or made available to Purchaser a true and complete copy of each International Personal Property Lease.

                  (c) Except as set forth in Schedule 1.22(c), and except for failures to be valid, binding or enforceable, defaults, and events which could not, in the aggregate, have an International Material Adverse Effect, hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein, (i) each International Personal Property Lease is a valid and binding obligation of each party thereto and is enforceable against each such party in accordance with its terms, (ii) there is no default or claim of default under any International Personal Property Lease, and (iii) no event has occurred that, with the passage of time or the giving of notice or both, would constitute a default by any party to any International Personal Property Lease, or would permit unilateral modification, acceleration, or termination of any International Personal Property Lease.

                  Section 3.23 Intellectual Property. Schedule 1.23 includes a true, complete and current list of all patents, inventions, know-how that has been acquired for


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value, trade names, registered and unregistered trademarks, registered and unregistered service marks and registered and unregistered copyrights owned or used by any International Subsidiary, and all pending applications therefor and all licenses and other agreements relating thereto, other than immaterial items (collectively, the "International Intellectual Property"). Except as set forth in Schedule 1.23, an International Subsidiary owns the entire right, title and interest in and to the International Intellectual Property (including, without limitation, the exclusive right to use and license the same) and each item constituting part of the International Intellectual Property has been duly registered or filed with or issued by the appropriate authorities in the countries indicated in Schedule 1.23 and, to Parent's and International's knowledge, such registrations, filings and issuances remain in full force and effect. To Parent's and International's knowledge, there are no infringements or misappropriations of any proprietary rights or International Intellectual Property owned by or licensed by or to any International Subsidiary. The trademarks, service marks and trade names of the International Subsidiaries are enforceable by such entities and all patents comprising the International Intellectual Property are valid and enforceable by the International Subsidiaries. Except as set forth on Schedule 1.23, no consent of third parties will be required for the use of any International Intellectual Property as a consequence of the consummation of the transactions contem plated hereby. Except as set forth on Schedule 1.23, (i) no claims are currently being asserted by any Person to the use of any of the International Intellectual Property or challenging or questioning the validity or effectiveness of any such license or agreement, and the use of the International Intellectual Property by any International Subsidiary does not infringe on the rights of any Person and no suits or proceedings are pending or threatened against with respect to the foregoing; and (ii) no claims are currently being asserted, and, to Parent's and International's knowledge, no conditions exist upon which such claims could be based, that any International Subsidiary is in default or is not in full compliance with all licenses and other agreements under which it is using any item of the International Intellectual Property. To Parent's and International's knowledge there are no infringements of any proprietary rights owned by or licensed by or to any International Subsidiary. The trademarks, service marks and trade names of the International Subsidiaries are enforceable by such entities and the


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patents of such entities are valid and enforceable by the International
Subsidiaries. The International Intellectual Property constitutes all of the intellectual property necessary for the operation of the International Subsidiaries' respective businesses as presently conducted and provides the International Subsidiaries with all requisite rights to conduct their respective businesses as presently conducted.

                  Section 3.24  Employees.

                  (a) Since September 30, 1997, there have been no increases in salaries, wages and fringe benefits of the employees of the International Subsidiaries (other than increases in the ordinary course of business of the International Subsidiaries consistent with past practice), nor do any such employees that are within the scope of applicability of collective bargaining agreements enjoy salary benefits in excess of what is provided under the relevant collective bargaining agreement.

                  (b) Since September 30, 1997, there have been no changes in the employment conditions of any International Subsidiaries' employees nor have any additional employment relationships commenced or offers of employment been given by any International Subsidiary, except in the ordinary course of business consistent with past practice.

                  (c) The International Subsidiaries have neither signed, nor are they liable under any policy of any life or like personal insurances in excess of compulsory insurances, nor do any of the employees of the International Subsidiaries enjoy any other benefits in excess of benefits provided by Law, except as stated in Schedule 1.24.

                  (d) The pension liability of the International Subsidiaries is fully paid or provided for in the International Financial Statements and, subsequent to the Cash Closing, the International Subsidiaries will not incur any costs in respect of any pension liability arising out of employment before the Cash Closing.

                  (e) With such exceptions as would not reasonably be likely to have a material adverse effect on the ability of the International Subsidiaries operating or conducting business in any particular country to operate or conduct such business in such country, the International Subsidiaries have paid all labor related charges.


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                  (f) To Parent's and International's knowledge, there are not pending any strikes, work stoppage or like in the International Subsidiaries.

                  (g) To Parent's and International's knowledge there are no claims from present or former employees of the International Subsidiaries on account for overtime pay, wages, salaries, vacations, discrimination or termination of employment which could reasonably be expected to cause or result in losses, damages, claims or liabilities to or against the International Subsidiaries greater than $5,000,000 in the aggregate.

                  Section 3.25 Litigation. Except as set forth on Schedule 1.25 and except for such matters as could not, in the aggregate, have an International Material Adverse Effect, hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Parent or International, threatened against Parent or any Parent Subsidiary, or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including, without limitation, those relating to matters involving any Environmental Law and occupational safety and health matters.

                  Section 3.26  Employee Benefits.

                  (a) Schedule 1.26(a) contains a true and accurate summary, for each jurisdiction in which International or any International Subsidiary conducts business, of the employees covered, amounts payable and material terms of payment under the employment, severance, bonus, incentive, deferred compensation, pension, profit sharing, stock option, stock, stock based, death benefit, health, disability and other employee benefit plans or agreements (the "International Employee Benefit Plans") maintained or contributed to by International or any International Subsidiary in such jurisdiction. Parent has delivered to Purchaser true, complete and correct copies of (i) each International Employee Benefit Plan and (ii) each trust agreement and annuity or other insurance contract relating to any International Employee Benefit Plan.

                  (b) Neither International nor any International Subsidiary is in default of any material obligation to be


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performed under any of the International Employee Benefit Plans. None of the
International Employee Benefit Plans is subject to the provisions of the United States Employee Retirement Income Security Act of 1974, as amended. Each International Employee Benefit Plan has been administered in all material respects in accordance with its terms. All the International Employee Benefit Plans are in compliance in all material respects with the provisions of applicable law. All payments, deductions from wages, reports, returns and similar documents with respect to the International Employee Benefit Plans required to be filed with or paid to any Governmental Entity or International Employee Benefit Plan or distributed to any International Employee Benefit Plan participant have been duly and timely filed, distributed or paid. There is no pending or, to the knowledge of Parent, threatened litigation relating to any International Employee Benefit Plan, other than routine claims for benefits. Each International Employee Benefit Plan which is a pension plan has sufficient assets to discharge the liabilities for benefits thereunder.

                  (c) Except as set forth on Schedule 3.26(c), the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not (i) entitle any employees of International or any of International Subsidiaries to severance pay or (ii) accelerate or provide any other rights or credits under, or increase the amount payable or trigger any other obligation pursuant to, any of the International Employee Benefit Plans.

                  Section 3.27 Environmental Matters. Except as disclosed in
Schedule 1.27, and except for such instances of noncompliance, release, liability, deficiencies in permitting, use, circumstances, conditions, failures to reserve orders, decrees, injunctions, directives as could not, individually or in the aggregate, have an International Material Adverse Effect: (i) Parent and the Parent Subsidiaries have complied at all times with all applicable Environmental Laws; (ii) no property owned or operated by Parent or any Parent Subsidiary (including landfills, transfer stations, incinerators, or any storage, processing or recycling facility) has released any Hazardous Substance into the environment; (iii) no property formerly owned or operated by Parent or any Parent Subsidiaries has released any Hazardous Substance into the environment during such period of ownership or operation; (iv) no International Subsidiary is subject to any liability for any Hazardous Substance disposal or contamination on any owned or third


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party property; (v) each International Subsidiary possesses all permits, authorizations, licenses and approvals necessary to the current conduct of its operations and businesses and is not aware of any circumstances that would interfere with any future permit renewal, issuance or modification required for any planned future operations or facility expansions; (vi) neither Parent nor any Parent Subsidiary is subject to any order, decree, injunction, directive or investigation by any Governmental Entity or to any indemnity, agreement or other obligation to any third party relating to liability under any Environmental Law;
(vii) none of the properties of any International Subsidiary have been used for the handling or disposal of any Hazardous Substances other than for the handling and disposal of uncontaminated household waste and similar materials having the same regulatory classification in compliance with all Environmental Laws; (viii) there are no other circumstances or conditions involving any International Subsidiary that could be expected to result in any claims, liabilities, investigations, costs or restrictions on the ownership, use, or transfer of any property in connection with any Environmental Law; (ix) the International Subsidiaries have established appropriate reserves and posted all required financial assurances required under any Environmental Law to address all facility closure and post-closure obligations arising under any Environmental Law. Except with respect to conditions which could not, individually or in the aggregate, have an International Material Adverse Effect, (x) neither Parent nor any Parent Subsidiary has received any notice, demand, letter, claim or request for information indicating that it may be in violation of or subject to liability under any Environmental Law; and (ii) Parent has delivered to Purchaser copies of all environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to any International Subsidiary or any of their current or former properties or operations.

                  Section 3.28 Landfills. Schedule 1.28 lists each landfill owned or operated by International and the International Subsidiaries and accurately describes each such landfill by its city or county and state or province of location, total area (in square meters), permitted area (in square meters), estimated remaining permitted capacity in cubic meters, estimated or mandated closure date, and estimated closure, post-closure and reclamation liability at its projected or mandated closure date (computed at the closure date with and without discount to present value) and


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any other recorded or unrecorded accruals, contingent or otherwise, or reserves related to landfill liabilities of any type.

                  Section 3.29 Taxes. Except as disclosed in Schedule 1.29 and except as would not have an International Material Adverse Effect: (i) Parent, International and the International Subsidiaries have timely filed all Tax Returns that are required to be filed with respect to any International Subsidiaries or any of their income, properties or operations; (ii) such Tax Returns are true, complete and accurate in all material respects; (iii) all Taxes due or shown as due on the returns described in clause (i) with respect to any International Subsidiaries (without regard to whether such Taxes have been assessed and without regard to whether the liability for such Taxes is disputed) have been timely paid or have been provided for in a reserve which is adequate for the payment of such Taxes and is identified in Schedule 1.29; (iv) each of the International Subsidiaries maintained adequate provisions on its books for all Taxes that have accrued but are not yet due; (v) no adjustments or deficiencies relating to the Tax Returns referred to in clause (i) or any Taxes attributable to any International Subsidiaries have been assessed, proposed or asserted; (vi) there are no pending or threatened actions or proceedings for the assessment or collection of Taxes against any International Subsidiaries; (vii) there are no outstanding waivers or agreements extending or tolling the applicable statute of limitations for any period with respect to any Taxes of any International Subsidiaries; (viii) no audit or examination with respect to any International Subsidiaries is presently pending or threatened; (ix) no material claim has ever been made by an authority in a jurisdiction where any of the International Subsidiaries does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction; (x) there are no liens on any of the assets of any International Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes; (xi) none of the International Subsidiaries is a party with Parent or International to any allocation or sharing agreement or intercompany account system (whether written or unwritten) in respect of Taxes; and (xii) all Tax records required to have been kept and maintained by Parent, International and the International Subsidiaries with respect to any International Subsidiary have been so kept and maintained, in their proper form, for at least the minimum retention period required by the laws or regulations of the relevant taxing jurisdiction.


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                  Section 3.30 Brokers and Finders. Neither Parent nor any of
its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated in this Agreement, except that Parent has employed Morgan Stanley & Co. Incorporated as its financial advisors, the arrangements with which have been disclosed in writing to Purchaser prior to the date hereof.

                  Section 3.31 U.S. Regulatory Representations. The acquisition of the Shares by Purchaser constitutes the acquisition of voting securities of foreign issuers and will not confer control of (i) issuers which hold assets located in the United States (other than investment assets and voting or nonvoting securities of another person) having an aggregate book value of $15,000,000 or more or (ii) a U.S. Issuer with annual net sales or total assets of $25,000,000 or more. The terms "voting securities", "foreign issuer", "control", "issuers", "hold", "investment assets", "person" and "U.S. Issuer" as used in this Section 3.32 have the respective meanings set forth in the United States Code of Federal Regulations ("C.F.R.") ss. 801.1.

                  Section 3.32 Aggregation. The imperfections, defects, orders, actions, defaults, liabilities, inaccuracies and other items omitted from disclosure in connection with the representations and warranties made in Sections 3.1 through 3.32 on grounds of immateriality or failure to have an International Material Adverse Effect do not and could not, taken as a whole, cause or result in losses, damages, claims or liabilities greater than $15,000,000.


                                   ARTICLE IV

                   Representations and Warranties of Purchaser

                  Except as otherwise agreed in writing between Parent and Purchaser, Purchaser represents and warrants to Parent as follows:

                  Section 4.1 Corporate Organization and Qualifica tion. Purchaser is a societe anonyme duly organized and is validly existing and in good standing under the laws of the Republic of France, and is qualified and in good standing as a foreign corporation in each jurisdiction where the


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properties owned, leased or operated by it or the business conducted by it require such qualification, except for such failures to so qualify or be in good standing as a foreign corporation which, in the aggregate, could not have a material adverse effect on the general affairs, business, assets, liabilities, financial condition, properties, operations or results of operations of Purchaser and its Subsidiaries, taken as a whole, or on the ability to operate or conduct the business of Purchaser and its Subsidiaries, taken as a whole, in the manner in which it is presently operated or conducted (a "Purchaser Material Adverse Effect"), it being understood that for purposes of the definition of Purchaser Material Adverse Effect that any change, development or effect which could reasonably be expected to cause or result in losses, damages, claims or liabilities to or against Purchaser greater than $15,000,000 in the aggregate shall be deemed to be such a material adverse effect. Purchaser has the corporate power and authority to carry on its business as currently conducted. Purchaser has made available to Parent a complete and correct copy of its statuts, as amended to date. Purchaser's statuts are in full force and effect.

                  Section 4.2 Authorized Capital. The authorized capital stock or equity capitalization of Purchaser consists of 7,304,420 Purchaser Shares, all of which were outstanding on February 16, 1998. All of the outstanding Purchaser Shares have been duly authorized and validly issued, and are fully paid and (except as set forth on Schedule 4.2) nonassessable. All of the outstanding equity securities or ownership interests of each of Purchaser's Subsidiaries is duly authorized and validly issued, and is fully paid and (except as set forth in Schedule 2.2) nonassessable and, except as set forth in
Schedule 2.2, is owned, of record and beneficially, either directly or indirectly, by Purchaser free and clear of all liens, pledges, security interests, voting trust arrangements, charges, options, restrictions, claims or other encumbrances, except for such encumbrances as could not, in the aggregate, have a Purchaser Material Adverse Effect, hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein.

                  Section 4.3 No Dilution. Except as set forth in Schedule 4.3, Purchaser does not have any Purchaser Shares reserved for issuance. Except as set forth in Schedule 2.3, there are no subscriptions, calls, commitments, rights, options, warrants, conversion rights, stock appreciation


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rights, redemption rights, repurchase rights, agreements, plans, arrangements or commitments with respect to the issuance, sale or purchase of any Purchaser Shares or other equity securities or ownership interests or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, Purchaser Shares or any equity securities or ownership interests of Purchaser, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Purchaser does not have any outstanding securities or instruments the holders of which have the right to vote (or convert or exchange such securities or instruments into or for securities having the right to vote) with the shareholders of Purchaser on any matter.

                  Section 4.4 Corporate Authority. (a) Subject only to the approval of Purchaser shareholders, Purchaser has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.

                  (b) Lyonnaise has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Shareholders Agreement and to consummate the transactions contemplated hereby and thereby.

                  (c) J.P. Morgan & Co. Incorporated has rendered a written opinion to Purchaser to the effect that the Consideration is fair to Purchaser from a financial point of view.

                  (d) This Agreement is, and as of and after each of the Cash Closing and the Share Closing will be, and as of and after the Cash Closing the Technical Cooperation Agreement, Operating Agreement and Traite d'Apport will be, and as of and after the Share Closing the Shareholders Agreement and Traite d'Apport will be, valid and binding agreements of Purchaser enforceable against Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.



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                  (e) This Agreement is, and as of and after each of the Cash
Closing and the Share Closing will be, and as of and after the Share Closing the Shareholders Agreement will be, valid and binding agreements of Lyonnaise enforceable against Lyonnaise in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (f) The Commitment Letter attached as Schedule 1.1(d) is a true and correct copy of the commitment letter in the form executed by Purchaser and the banks party thereto, has been duly authorized and executed by Purchaser and has not been amended.

                  Section 4.5 Consideration Shares. When issued at the Share Closing, the Consideration Shares shall be duly authorized, validly issued, fully paid and nonassessable.

                  Section 4.6 Governmental Filings. Other than the filings and/or notices obtained pursuant to Council Regulation (EEC) No. 4064/89, and the filings and/or notices set forth in Schedule 2.6 or 4.6, no notices, reports or other filings are required to be made by Purchaser with, nor are any consents, registrations, Approvals, permits or authorizations required to be obtained by Purchaser from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby, except for notices, reports, filings, consents, registrations, Approvals, permits or authorizations, the failure to make or obtain which could not, in the aggregate, have a Purchaser Material Adverse Effect, hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein.

                  Section 4.7 Non-Contravention. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Purchaser, and the consummation by Purchaser of the transactions contemplated in this Agreement and therein, do not and will not (a) violate or conflict with, or constitute a default under, any provision of the statuts or comparable governing instruments of Purchaser or any of its Subsidiaries, (b) violate any provision of, or constitute (or with notice or lapse of time or both would constitute) a default under, or accelerate or permit the


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acceleration of the performance required by, any Contracts to which Purchaser or any of its Subsidiaries is a party or by which any of them or any of their respective assets or properties are bound or subject (collectively, the "Purchaser Contracts"), (c) entitle any party to cancel or terminate, or result in any change in the rights or obligations of any party under, or require a consent or waiver by any party to, any Purchaser Contract, (d) result in the creation of a lien, pledge, security interest, voting trust arrangement, charge, option, restriction, claim, or other encumbrance on the equity securities, ownership interests or on the assets of Purchaser or any of its Subsidiaries,
(e) violate any Law, by which or to which any of their respective assets or properties are bound or subject, or (f) result in the loss or impairment of any Approval of or benefitting Purchaser or any of its Subsidiaries; except (i) in the case of clauses (b), (d), (e) and (f) of this Section, for such violations, defaults, accelerations, losses or impairments as, when taken together with all other such violations, defaults, accelerations, losses and impairments, could not have a Purchaser Material Adverse Effect, and (ii) in the case of clauses
(b) and (c), for violations, defaults, accelerations, cancellations, terminations of and changes in rights under the Contracts, instruments, agreements and obligations listed in Schedule 2.7.

                  Section 4.8 Financial Statements. The consolidated balance sheet of Purchaser dated June 30, 1997 (the "Purchaser Balance Sheet Date") contained in Schedule 2.8(a) (the "Purchaser Balance Sheet") fairly presents the consolidated assets, liabilities and financial position of Purchaser and its consolidated Subsidiaries as a whole as of such date in accordance with French GAAP and the accounting practices listed on Schedule 2.8(a)(i), in each case consistently applied, except as specifically noted therein. The consolidated statement of income and of changes in financial condition dated June 30, 1997 contained in Schedule 2.8(a) of (the "Purchaser Income Statement", and, collectively with the Purchaser Balance Sheet, the "Purchaser Financial Statements") fairly presents the consolidated results of operations, retained earnings and changes in financial condition, as the case may be, of Purchaser and its consolidated Subsidiaries for such period, in each case in accordance with French GAAP and the accounting practices listed on Schedule 2.8(a)(i), in each case consistently applied, except as specifically noted therein. The income statements delivered pursuant to


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Section 5(d) of the Initial Agreement fairly present in all material respects in accordance with French GAAP the results of combined operations and operating cash flows for Purchaser thereby for the respective periods covered thereby, in each case subject to year-end adjustments (consisting of normal recurring accruals and any changes in perimeter) and the omission of explanatory footnote materials required by French GAAP.

                  Section 4.9 Closing Consents. Except for the consents, waivers and authorizations set forth in Schedule 2.9 (the "Purchaser Closing Consents"), and other than as disclosed in Section 4.6, there are no Persons or entities, other than Purchaser, whose Approval, consent, waiver or authorization is legally or contractually required to consummate the transactions contemplated by this Agreement, except for consents, waivers and authorizations, the failure to obtain which could not, in the aggregate, have a Purchaser Material Adverse Effect, hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein. As of the Cash Closing, each of the Purchaser Closing Consents will have been duly authorized, executed and delivered by each of the parties thereto and from and after the Cash Closing will be a valid and binding agreement of each such party, enforceable against such party in accordance with its terms.

                  Section 4.10 No Actions. There is no action, claim, dispute, proceeding, suit, investigation or appeal pending or, to Purchaser's knowledge, threatened, against Purchaser or any of its Subsidiaries which questions or challenges the validity of this Agreement, any Ancillary Agreement or any Purchaser Closing Consent, or any action taken or proposed to be taken by Purchaser or any of its Subsidiaries pursuant hereto or thereto or in connection with the transactions contemplated hereby and thereby, and (to the knowledge of Purchaser or any Subsidiary of Purchaser) no conditions exist which could reasonably be expected to lead to any such action, claim, dispute, proceeding, suit, investigation or appeal.

                  Section 4.11 No Undisclosed Liabilities. Notwithstanding any other representation or warranty set forth in this Agreement and except as set forth in Schedule 2.11, Purchaser did not have, as of June 30, 1997, any liabilities of any nature (whether accrued, absolute, fixed, contingent, liquidated or unliquidated or otherwise


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and whether due or to become due, and whether or not required by generally accepted accounting principles to be set forth on Purchaser's Balance Sheet), except as and to the extent of the amounts specifically reflected or reserved against in the Purchaser Balance Sheet or in the notes thereto and except for liabilities which could not, in the aggregate, have a Purchaser Material Adverse Effect.

                  Section 4.12 Absence of Certain Changes. Except as set forth in Schedule 2.12 and except as specifically provided for in this Agreement or agreed in writing between Parent and Purchaser, since the Purchaser Balance Sheet
Date:

                  (a) Purchaser has conducted its businesses only in the ordinary course of business consistent with past practice;

                  (b) there has not occurred any damage, destruction or other casualty loss with respect to any asset or real or tangible personal property owned, leased or otherwise by Purchaser, whether or not covered by insurance, which could have a Purchaser Material Adverse Effect;

                  (c) Purchaser has not (i) sold, pledged or agreed to sell or pledge any equity securities or ownership interests owned by it in any of its Subsidiaries; (ii) amended or violated its Statuts; (iii) reclassified, split, subdivided, combined or reclassified any of its equity securities or ownership interests; or (iv) declared, set aside or paid any dividend payable in securities or property other than cash with respect to any of its equity securities or ownership interests;

                  (d) Purchaser has not (i) issued, sold, pledged, disposed of or encumbered any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any of its equity securities or ownership interests or any of its other securities, property or assets; (ii) transferred, leased, licensed, guaranteed, sold, mortgaged, pledged, disposed of or subjected to or permitted the imposition of any lien, claim, restriction or encumbrance (other than statutory liens for Taxes not yet due and payable) on any of its assets or properties, other than in the ordinary course of business consistent with past practice; (iii) acquired directly or indirectly, by purchase, redemption or otherwise any of its equity securities or ownership interests; (iv)


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incurred any indebtedness for borrowed money or guaranteed the obligations of any Person, or made any loans or advances, in each case except in the ordinary course of business consistent with past practice; (v) paid, discharged or satisfied any liability other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected on or reserved against the financial statements contained in Schedule 4.8(a) or subsequently incurred in the ordinary course of business consistent with past practice; (vi) entered into any Purchaser Material Contract or agreement other than in the ordinary course of business consistent with past practice; or (vii) authorized capital expenditures in excess of $200,000,000 in the aggregate or made any direct or indirect acquisition of, or investment in, assets or stock of any other Person having an aggregate acquisition price in excess of $20,000,000;

                  (e) Purchaser has not, except in the ordinary course of business consistent with past practice, (i) granted any severance or termination pay to, or entered into any employment or severance agreement with, or increased the compensation payable to, any director, officer or other employee of Purchaser; or (ii) established, adopted, entered into, made any new grants or awards under or amended any Purchaser Employee Benefit Plans;

                  (f) Purchaser has not settled or compromised any claims or litigation or waived, assigned or released any rights or claims involving liability or potential liability of Purchaser or otherwise having a value of $5,000,000 per right, claim or action or $10,000,000 in the aggregate or, except in the ordinary course of business consistent with past practice, modified, amended or terminated any Purchaser Material Contracts to which it is a party or by which it or any of its properties is bound;

                  (g) there has been no change in the accounting policies or procedures of Purchaser;

                  (h) Purchaser has not made any Tax election or settled or compromised any Tax liability or permitted any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated, except, in any such case, in the ordinary course of business consistent with past practice and except to the extent that such Tax liabilities and insurance policy limits do not exceed $5,000,000 in the aggregate;


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                  (i) Purchaser has not sold, disposed of or other wise
abandoned, altered or written down the book value of (except for amortization and depreciation thereof in accordance with French GAAP), any item of the property, plant and equipment reflected on the Purchaser Balance Sheet contained in Schedule 2.8(a) or on the accounting records of Purchaser as of the Cash Closing, except for sales and dispositions not exceeding $5,000,000 in the aggregate;

                  (j) Purchaser has not created any lien, claim, restriction or other encumbrance on or affecting title to the real property occupied or used by Purchaser, other than liens not affecting the use, operation or value of such real property created in the ordinary course of business consistent with past practice, or entered into any leases or subleases for any real or personal property providing for annual payments greater than $15,000,000 in the aggregate; and

                  (k) Purchaser has not authorized or entered into an agreement to do any of the foregoing.

                  Section 4.13        Material Contracts.

                  (a) Schedule 2.13(a) contains a true and complete list of each agreement, instrument, contract or arrangement to which Purchaser is a party or by which it or any of their respective properties or assets are bound: (i) which relates to the borrowing of money and pursuant to which the outstanding indebtedness is in excess of $5,000,000, or (ii) under which Purchaser made or received payments in excess of $5,000,000 during 1997 or is reasonably likely to make or receive payments in excess of $5,000,000 during 1998; or (iii) which accounts for 2% or more of Purchaser's revenue per annum or imposes any encumbrance, lien or restriction on any assets or properties (including Purchaser Intellectual Property) used in the manufacture or sale of any such product or service (collectively, the "Purchaser Material Contracts").

                  (b) Except as set forth in Schedule 2.13(b) and except for such failures to be valid, binding and enforceable, breaches, defaults, violations and events as could not, in the aggregate, have a Purchaser Material Adverse Effect, hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein, (i) each Purchaser Material Contract is a valid and binding


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obligation of each of the parties thereto and is enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, except for such failures to be valid and binding as could not, individually or in the aggregate, have a Purchaser Material Adverse Effect, (ii) Purchaser is not in violation or breach of, or in default under, any Purchaser Material Contract and, to Purchaser's knowledge, no other party to any Purchaser Material Contract is in violation or breach thereof, or in default thereunder, except, in either case, for such violations, breaches and defaults as could not, individually or in the aggregate, have a Purchaser Material Adverse Effect, and
(iii) to Purchaser's knowledge, no event has occurred that, with the passage of time or the giving of notice or both, would permit the unilateral modification, acceleration, or termination of any Purchaser Material Contract.

                  (c) Purchaser has caused to be delivered or made available to Parent a true, complete and current copy of each Purchaser Material Contract.

                  (d) Except as set forth on Schedule 4.13(d)(i), and except for agreements providing, in the aggregate, for the nonstatutory compensation and benefits summarized in Schedule 2.13(d)(ii), Purchaser is not a party to or bound by any agreement, instrument, contract or arrangement (i) to which any directors, executive officers or affiliates of Purchaser or any Purchaser Subsidiary, is a party or is bound, or (ii) which contains any provision or covenant limiting (x) the ability of Purchaser to engage in any line of business, to compete with any Person, to do business with any Person or in any location or to employ any Person or (y) the ability of any Person to compete with or obtain products or services from Purchaser.

                  Section 4.14 Approvals. Purchaser has all Approvals required for the conduct of its business, except for Approvals, the failure to obtain which could not, in the aggregate, have a Purchaser Material Adverse Effect, hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein. All such Approvals are valid and in full force and effect, and Purchaser is in compliance with all such Approvals, except for such failures to be valid or to be in compliance as could not,


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individually or in the aggregate, have a Purchaser Material Adverse Effect.
Except for such proceedings as could not, individually or in the aggregate, have a Purchaser Material Adverse Effect, there is no proceeding pending or, to Purchaser's knowledge, threatened, that disputes the validity of any such Approval or that is likely to result in the revocation, cancellation or suspension, or any adverse modification of, any such Approval.

                  Section 4.15 Compliance with Laws. Except as set forth in
Schedule 2.15:

                  (a) Purchaser, and its businesses, facilities, operations and agreements have complied with all Laws and Approvals, except for such instances of noncompliance as, when taken together with all other instances of noncompliance, could not have a Purchaser Material Adverse Effect.

                  (b) No investigation or review by any Governmental Entity with respect to Purchaser or any of its businesses, facilities, operations or agreements is pending or, to Purchaser's knowledge, threatened, except for investigations and reviews which could not, in the aggregate, have a Purchaser Material Adverse Effect, hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein. To Purchaser's knowledge, no Governmental Entity has indicated an intention to conduct the same, except for such investigations and reviews as, when taken together with all other investigations and reviews, could not have a Purchaser Material Adverse Effect.

                  (c) Purchaser has not received any notice or communication alleging any noncompliance by Purchaser with any Law or Approval that has not been cured, and Purchaser is not subject to any unpaid fine or any continuing sanction for any such noncompliance, except, in either case, for such instances of noncompliance as, when taken together with all other instances of noncompliance, could not have a Purchaser Material Adverse Effect.

                  (d) Purchaser is not in violation of or in default under, and to Purchaser's knowledge, no event has occurred which, with the lapse of time or the giving of notice or both, would result in the violation of or default under, the terms of any judgment, decree, order, injunction


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or writ of any Governmental Entity, except for such violations or defaults as, when taken together with all other violations and defaults, could not have a Purchaser Material Adverse Effect.

                  Section 4.16 Insurance. Schedule 2.16 (i) contains a true and accurate summary of the insurance coverage of the property, assets or business liabilities of Purchaser specifying with respect to each such type of coverage, the term of the policies or bonds, the limits and layers of liability and the annual premiums, and (ii) lists any agreements, arrangements or commitments under which Purchaser indemnifies any other Person or is required to carry insurance for the benefit of any other Person in an amount in excess of $1,000,000 in the aggregate. The policies and bonds summarized in Schedule 2.16 are in full force and effect, all premiums due and payable thereon have been paid, no notice of cancellation or termination has been received with respect to any such policy, and Purchaser has complied with such policies and bonds. Such policies and bonds will remain in full force and effect through the respective dates set forth in Schedule 4.16 without the payment of additional premiums, except in the ordinary course of business, and will not in any way be affected by, terminate, or lapse by reason of the transactions contemplated by this Agreement.

                  Section 4.17 Customers. Since the Purchaser Balance Sheet Date, to Purchaser's knowledge, no municipality or other customer of Purchaser accounting for 1% or more of Purchaser's consolidated annual revenue has canceled or otherwise terminated its relationship with Purchaser or has at any time decreased significantly its usage of the services of Purchaser and there has been no material adverse change in the business relationship of Purchaser with any such municipality or customer, as the case may be. To Purchaser's knowledge, no such municipality or other customer intends to cancel or otherwise terminate its relationship with Purchaser or to decrease significantly its usage of the services of Purchaser, as the case may be.

                  Section 4.18 Affiliate Interests. Except as set forth in
Schedule 2.18, neither Purchaser, any Purchaser Subsidiary nor to the knowledge of Purchaser (after reasonable investigation) any director, executive officer or affiliate of Purchaser or any Purchaser Subsidiary (i) has any interest in any property, real or personal, tangible or intangible, of Purchaser, except for interests with a value


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of not greater than $1,000,000 in the aggregate (ii) has any cause of action or other claim whatsoever against Purchaser or their respective assets or properties, or owes any amount to, or is owed any amount by, any of them, except for claims and indebtedness not in excess of $1,000,000 in the aggregate, or
(iii) owns, directly or indirectly, any debt, equity or other interest or investment in any Person which is a competitor, lessor, lessee, customer or supplier of Purchaser, except securities of any publicly held corporation which do not exceed 1% of the outstanding voting securities of such corporation.

                  Section 4.19 Title to Properties. Except as set forth on
Schedule 2.19, Purchaser has good and marketable title to or a valid leasehold interest in all of the properties and assets (real, personal, mixed, tangible and intangible) which are necessary to the conduct of its businesses as presently conducted, free and clear of all liens, claims, defects, encumbrances, encroachments, easements, restrictions, security interests, mortgages or deeds of trust, except (a) liens for current Taxes not yet due and payable, (b) such liens, easements and zoning restrictions as are matters of public record, are not substantial in character, amount or extent and do not impair the use or occupancy of such property or assets or the business operations of Purchaser and
(c) liens noted in the Purchaser Financial Statements.

                  Section 4.20 Leased Real Property. Except as set forth in
Schedule 2.20, and except for such failures to be valid, binding and enforceable, breaches, defaults, violations and events as could not, in the aggregate, have a Purchaser Material Adverse Effect, hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein, (i) each lease of real property to which Purchaser is a party (each, a "Purchaser Real Property Lease") is a valid and binding obligation of each party thereto and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, (ii) Purchaser is not in violation or breach of, or in default under, any Purchaser Real Property Lease, and, to Purchaser's knowledge, no other party to any Purchaser Real Property Lease is in violation or breach thereof, or in default thereunder, (iii) to Purchaser's knowledge, no event has


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occurred that, with the passage of time or the giving of notice or both, would permit the unilateral modification, acceleration, or termination of any Purchaser Real Property Lease, and (iv) Purchaser enjoys peaceful and undisturbed possession under each Purchaser Real Property Lease.

                  Section 4.21        Personal Property.

                  (a) The equipment and fixtures used by Purchaser in connection with its businesses are, in the aggregate, in substantially good repair (reasonable wear and tear excepted) and are adequate for the uses to which they are being put.

                  (b) Schedule 2.21(b) sets forth a true and complete list of all of the leases of personal property to which Purchaser is a party which provides for payments in excess of $2,000,000 per year (collectively, the "Purchaser Personal Property Leases"). Purchaser has caused to be delivered or made available to Parent a true and complete copy of each Purchaser Personal Property Lease.

                  (c) Except as set forth in Schedule 2.21(c), and except for failures to be valid, binding or enforceable, defaults, and events which could not, in the aggregate, have a Purchaser Material Adverse Effect, hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein, (i) each Purchaser Personal Property Lease is a valid and binding obligation of each party thereto and is enforceable against each such party in accordance with its terms, (ii) there is no default or claim of default under any Purchaser Personal Property Lease, and (iii) no event has occurred that, with the passage of time or the giving of notice or both, would constitute a default by any party to any Purchaser Personal Property Lease, or would permit unilateral modification, acceleration, or termination of Purchaser any Purchaser Personal Property Lease.

                  Section 4.22 Intellectual Property. Schedule 2.22 includes a true, complete and current list of all patents, inventions, know-how that has been acquired for value, trade names, registered and unregistered trademarks, registered and unregistered service marks and registered and unregistered copyrights owned or used by any Purchaser Subsidiary, and all pending applications therefor and all licenses and other agreements relating thereto, other than


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immaterial items (collectively, the "Purchaser Intellectual Property"). Except as set forth in Schedule 2.22, Purchaser owns the entire right, title and interest in and to the Purchaser Intellectual Property (including, without limitation, the exclusive right to use and license the same) and each item constituting part of the Purchaser Intellectual Property has been duly registered or filed with or issued by the appropriate authorities in the countries indicated in Schedule 2.22 and, to Purchaser's knowledge, such registrations, filings and issuances remain in full force and effect. To Purchaser's knowledge, there are no infringements or misappropriations of any proprietary rights or Purchaser Intellectual Property owned by or licensed by or to Purchaser. The trademarks, service marks and trade names of Purchaser are enforceable by Purchaser and all patents comprising the Purchaser Intellectual Property are valid and enforceable by Purchaser. Except as set forth on Schedule 2.22, no consent of third parties will be required for the use of any Purchaser Intellectual Property as a consequence of the consummation of the transactions contemplated hereby. Except as set forth on Schedule 2.22, (i) no claims are currently being asserted by any Person to the use of any of the Purchaser Intellectual Property or challenging or questioning the validity or effectiveness of any such license or agreement, and the use of the Purchaser Intellectual Property by Purchaser does not infringe on the rights of any Person and no suits or proceedings are pending or threatened against with respect to the foregoing; and (ii) no claims are currently being asserted, and, to Purchaser's knowledge, no conditions exist upon which such claims could be based, that Purchaser is in default or is not in full compliance with all licenses and other agreements under which it is using any item of the Purchaser Intellectual Property. To Purchaser's knowledge there are no infringements of any proprietary rights owned by or licensed by or to Purchaser. The trademarks, service marks and trade names of Purchaser are enforceable by Purchaser and the patents of Purchaser are valid and enforceable by Purchaser. The Purchaser Intellectual Property constitutes all of the intellectual property necessary for the operation of Purchaser's businesses as presently conducted and provides Purchaser with all requisite rights to conduct its businesses as presently conducted.

                  Section 4.23  Employees.

                  (a) Since the Purchaser Balance Sheet Date, there have been no increases in salaries, wages and fringe


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benefits of the employees of Purchaser (other than increases in the ordinary course of business of Purchaser consistent with past practice), nor do any such employees that are within the scope of applicability of collective bargaining agreements enjoy salary benefits in excess of what is provided under the relevant collective bargaining agreement.

                  (b) Since the Purchaser Balance Sheet Date, there have been no changes in the employment conditions of Purchaser's employees nor have any additional employment relationships commenced or offers of employment been given by Purchaser, except in the ordinary course of business consistent with past practice.

                  (c) Purchaser has neither signed, nor is it liable under any policy of any life or like personal insurances in excess of compulsory insurances, nor do any of the employees of Purchaser enjoy any other benefits in excess of benefits provided by Law, except as stated in Schedule 2.23.

                  (d) With such exceptions as would not reasonably be likely to have a material adverse effect on the ability of Purchaser operating or conducting business in any particular country to operate or conduct such business in such country, Purchaser has paid all labor related charges.

                  (e) To Purchaser's knowledge, there are not pending any strikes, work stoppage or like in Purchaser.

                  (f) To Purchaser's knowledge there are no claims from present or former employees of Purchaser on account for overtime pay, wages, salaries, vacations, discrimination or termination of employment which could reasonably be expected to cause or result in losses, damages, claims or liabilities to or against Purchaser greater than $5,000,000 in the aggregate.

                  Section 4.24 Litigation and Liabilities. Except as set forth on Schedule 2.24 and except for such matters as could not, in the aggregate, have a Purchaser Material Adverse Effect, hinder or delay the performance by any party of its obligations under this Agreement or hinder or delay the consummation of the transactions contemplated herein, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries, or


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(ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including, without limitation, those relating to matters involving any Environmental Law and occupational safety and health matters.

                  Section 4.25  Employee Benefits.

                  (a) Schedule 2.25 contains a true and accurate summary, for each jurisdiction in which Purchaser conducts business, of the employees covered, amounts payable and material terms of payment under the employment, severance, bonus, incentive, deferred compensation, pension, profit sharing, stock option, stock, stock based, death benefit, health, disability and other employee benefit plans or agreements (the "Purchaser Employee Benefit Plans") maintained or contributed to by Purchaser in such jurisdiction. Purchaser has delivered to Parent true, complete and correct copies of (i) each Purchaser Employee Benefit Plan and (ii) each trust agreement and annuity or other insurance contract relating to any Purchaser Employee Benefit Plan.

                  (b) Purchaser is not in default of any material obligation to be performed under any of the Purchaser Employee Benefit Plans. None of the Purchaser Employee Benefit Plans is subject to the provisions of the United States Employee Retirement Income Security Act of 1974, as amended. Each Purchaser Employee Benefit Plan has been administered in all material respects in accordance with its terms. All the Purchaser Employee Benefit Plans are in compliance in all material respects with the provisions of applicable law. All payments, deductions from wages, reports, returns and similar documents with respect to the Purchaser Employee Benefit Plans required to be filed with or paid to any Governmental Entity or Purchaser Employee Benefit Plan or distributed to any Purchaser Employee Benefit Plan participant have been duly and timely filed, distributed or paid. There is no pending or, to the knowledge of Purchaser, threatened litigation relating to any Purchaser Employee Benefit Plan, other than routine claims for benefits. Each Purchaser Employee Benefit Plan which is a pension plan has sufficient assets to discharge the liabilities for benefits thereunder.

                  (c) Except as set forth on Schedule 2.25(c), the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not (i) entitle any employees of Purchaser to severance pay or


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(ii) accelerate or provide any other rights or credits under, or increase the amount payable or trigger any other obligation pursuant to, any of the Purchaser Employee Benefit Plans.

                  Section 4.26 Environmental Matters. Except as disclosed in
Schedule 2.26 and except for such instances of noncompliance, release, liability, deficiencies in permitting, use, circumstances, conditions, failures to reserve orders, decrees, injunctions, directives and investigations as could not, individually or in the aggregate, have a Purchaser Material Adverse Effect,: (i) Purchaser has complied at all times with all applicable Environmental Laws; (ii) no property owned or operated by Purchaser (including landfills, transfer stations, incinerators, or any storage, processing or recycling facility) has released any Hazardous Substance into the environment;
(iii) no property formerly owned or operated by Purchaser has released any Hazardous Substance into the environment during such period of ownership or operation; (iv) Purchaser is not subject to any liability for any Hazardous Substance disposal or contamination on any owned or third party property; (v) Purchaser possesses all permits, authorizations, licenses and approvals necessary to the current conduct of its operations and businesses and is not aware of any circumstances that would interfere with any future permit renewal, issuance or modification required for any planned future operations or facility expansions; (vi) Purchaser is not subject to any order, decree, injunction, directive or investigation by any Governmental Entity or to any indemnity, agreement or other obligation to any third party relating to liability under any Environmental Law; (vii) none of the properties of Purchaser have been used for the handling or disposal of any Hazardous Substances other than for the handling and disposal of uncontaminated household waste and similar materials having the same regulatory classification in compliance with all Environmental Laws; (vii) there are no other circumstances or conditions involving Purchaser that could be expected to result in any claims, liabilities, investigations, costs or restrictions on the ownership, use, or transfer of any property in connection with any Environmental Law; (x) Purchaser has established appropriate reserves and posted all required financial assurances required under any Environmental Law to address all facility closure and post-closure obligations arising under any Environmental Law. Except with respect to conditions which could not, individually or in the aggregate, have a Purchaser Material


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Adverse Effect, (vi) Purchaser has not received any notice, demand, letter, claim or request for information indicating that it may be in violation of or subject to liability under any Environmental Law; and (ii) Purchaser has delivered to Parent copies of all environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to Purchaser or any of its current or former properties or operations.

                  Section 4.27 Landfills. Schedule 2.27 lists each landfill owned or operated by Purchaser and accurately describes each such landfill by its city or county and state or province of location, total area (in square meters), permitted area (in square meters), estimated remaining permitted capacity in cubic meters, estimated or mandated closure date, and estimated closure, post-closure and reclamation liability at its projected or mandated closure date (computed at the closure date with and without discount to present value) and any other recorded or unrecorded accruals, contingent or otherwise, or reserves related to landfill liabilities of any type.

                  Section 4.28 Taxes. Except as disclosed in Schedule 2.28 and except as would not have a Purchaser Material Adverse Effect: (i) Purchaser has timely filed all Tax Returns that are required to be filed with respect to Purchaser or any of its income, properties or operations; (ii) such Tax Returns are true, complete and accurate in all material respects; (iii) all Taxes due or shown as due on the returns described in clause (i) with respect to Purchaser (without regard to whether such Taxes have been assessed and without regard to whether the liability for such Taxes is disputed) have been timely paid or have been provided for in a reserve which is adequate for the payment of such Taxes and is identified in Schedule 2.28; (iv) Purchaser has maintained adequate provisions on their books for all Taxes that have accrued but are not yet due;
(v) no adjustments or deficiencies relating to the Tax Returns referred to in clause (i) or any Taxes attributable to Purchaser has been assessed, proposed or asserted; (vi) there are no pending or (to the knowledge of Purchaser) threatened actions or proceedings for the assessment or collection of Taxes against Purchaser; (vii) there are no outstanding waivers or agreements extending or tolling the applicable statute of limitations for any period with respect to any Taxes of Purchaser; (viii) no audit or examination with respect to Purchaser is presently pending or (to the knowledge of Purchaser) threatened;
(ix) no


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material claim has ever been made by an authority in a jurisdiction where
Purchaser does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction; (x) there are no liens on any of the assets of Purchaser that arose in connection with any failure (or alleged failure) to pay any Taxes; (xi) Purchaser is not a party to any allocation or sharing agreement or intercompany account system (whether written or unwritten) in respect of Taxes; and (xii) all Tax records required to have been kept and maintained by Purchaser have been so kept and maintained, in their proper form, for at least the minimum retention period required by the laws or regulations of the relevant taxing jurisdiction.

                  Section 4.29 Brokers and Finders. Neither Purchaser nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated in this Agreement, except that Purchaser has employed J.P. Morgan & Co. Incorporated as its financial advisors, the arrangements with which have been disclosed in writing to Parent prior to the date hereof.

                  Section 4.30 U.S. Regulatory Representations. The acquisition of the Consideration Shares by Parent constitutes the acquisition of voting securities of a foreign issuer and as of the date hereof, and as of the Closing Date, Purchaser (and all of the entities controlled by Purchaser) (i) did not, and will not hold assets located in the United States (other than investment assets or voting or nonvoting securities of another person) having an aggregate book value of $15,000,000 or more and (ii) had not made aggregate sales in or into the United States of $25,000,000 or more in its most recent fiscal year. Purchaser is a foreign person. The term "voting securities", "foreign issuer", "entities", "controlled", "hold", "investment assets", "person", and "foreign person", as used in this Section 4.31, have the respective meanings set forth in C.F.R. ss. 801.1.

                  Section 4.31 Aggregation. The imperfections, defects, orders, actions, defaults, liabilities, inaccuracies and other items omitted from disclosure in connection with the representations and warranties made in Sections 4.1 through 4.31 on grounds of immateriality or failure to have a Purchaser Material Adverse Effect do not


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and could not, taken as a whole, cause or result in losses, damages, claims or liabilities greater than $15,000,000.


                                    ARTICLE V

                                   Tax Matters

                  Section 5.1  Indemnification.

                  (a) Parent's Indemnification of Purchaser. Parent and International shall be liable for and shall indemnify and hold harmless Purchaser and its Affiliates from, against and in respect of (i) any Taxes imposed with respect to the Selling Entities, (ii) any Taxes imposed with respect to any of the International Subsidiaries for the taxable periods, or portions thereof, ended on or before the Cash Closing Date, but only to the extent that Parent would be required to make a payment arising from the breach of the representation and warranty set forth in Section 3.29, and (iii) any Transfer Taxes for which Parent is liable pursuant to Section 5.5 hereof, except with respect to clause (ii), Tax liabilities (A) previously paid, or (B) previously reserved for and reflected in the International Financial Statements.

                  (b) Purchaser's Indemnification of Parent. Purchaser shall indemnify and hold harmless Parent and its Affiliates (other than the International Subsidiaries) from, against and in respect of any Taxes imposed with respect to any of the International Subsidiaries for any taxable period, or portion thereof, beginning after the Cash Closing Date.

                  (c) Certain Post-Closing Refunds and Credits. If Parent or any Affiliate of Parent becomes entitled to a refund or credit of Taxes with respect to any International Subsidiary for any period for which Parent is liable for Taxes under Section 5.1(a) and such Taxes are attributable to the carryback of losses, credits or similar items from a taxable year or period that begins after the Cash Closing Date and such items are attributable to any International Subsidiary, Parent shall promptly pay to Purchaser the amount of such refund or credit together with any interest thereon. If Purchaser or its Affiliates receive a refund of any Taxes for which Parent and International are responsible pursuant to Section 5.1(a), Purchaser or its Affiliates shall remit such refund to Parent within 30 days of receipt


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of such refund and, if such refund relates to an asset reflected in the calculation of the Closing Net Worth, the amount of such refund shall not be included in the calculation of Net Worth.

                  Section 5.2 Computation of Tax Liabilities; Proration of Taxes. Whenever it is necessary to determine the liability for Taxes for a portion of a taxable year or period that begins before and ends after the Cash Closing Date, the determination of the Taxes or such earnings and profits for the portion of the year or period ending on, and the portion of the year or period beginning after, the Cash Closing Date shall be determined by assuming that the taxable year or period ended at the close of business on the Cash Closing Date, except that Taxes, exemptions, allowances or deductions that are calculated on an annual basis shall be prorated on the basis of the number of days in the annual period elapsed through the Cash Closing Date.

                  Section 5.3  Tax Returns.

                  (a) Unless prohibited by applicable law, at Purchaser's request, the taxable years of any International Subsidiary shall be closed at the close of business on the Cash Closing Date for purposes of all Tax Returns and determining liabilities for Taxes for the taxable year in which Cash Closing occurs. Purchaser shall notify Parent in writing of its making such request contemporaneously with the making of the request.

                  (b) Except to the extent otherwise provided herein, Parent, International and the Selling Entities and each of the International Subsidiaries shall file or cause to be filed when due (i) all Tax Returns for any of the International Subsidiaries that are due on or before the Cash Closing Date and (ii) all Tax Returns relating to each of the International Subsidiaries that filed on a consolidated, combined or unitary basis with respect to a group that includes Parent, International or the Selling Entities for all periods (or portions thereof) ending on or before the Cash Closing Date. At the reasonable request of Parent, Purchaser shall assist Parent in filing all applicable extensions for Tax Returns to be filed by Parent, International, and each of the International Subsidiaries pursuant to this Section 5.3(b).

                  (c) Purchaser shall file or cause to be filed when due all Tax Returns with respect to each of the


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International Subsidiaries due to be filed after the Cash Closing Date other than the Tax Returns referred to in Section 5.3(b).

                  (d) (i) Parent shall deliver a copy of each non-United States Tax Return to be filed by Parent, International, and each of the International Subsidiaries pursuant to Section 5.3(b), along with all schedules, work papers, and other documentation that are relevant to the preparation of such Tax Returns to Purchaser not less than 30 days prior to the date on which such Tax Return is due to be filed (taking into account any applicable extensions) (the "Due Date"). Such Tax Returns shall not be filed without Purchaser's prior written approval, which will not be unreasonably withheld. If Purchaser objects to any items reflected on such Tax Returns, the parties shall attempt to resolve the disagreement, provided that all such Tax Returns shall be prepared consistent with Past Practice, except to the extent Purchaser and Parent agree otherwise. For purposes of this Article V, "Past Practice" as to the preparation of Tax Returns and Tax information materials includes, but is not limited to, the past practice of the parties preparing such documents as to the content of such documents and the information, schedules and work papers used to prepare such documents and the method of computation of separate taxable income, Tax credits and other relevant measures of items of income, deduction, gain, loss and credit of the entities to which such documents relate.

                  (ii) If Parent, International or the Selling Entities may be liable for any portion of Taxes payable in connection with any Tax Return to be filed by Purchaser with respect to a taxable period beginning before and ending on or after the Closing Date, Purchaser shall cause such Tax Return to be prepared on a basis which is consistent with such previously filed returns and in accordance with Past Practice, except to the extent Purchaser and Parent agree otherwise. Purchaser shall deliver a copy of each such Tax Return and any schedules, work papers and other documentation that are relevant to the preparation of such return to Parent not less than 30 days prior to the Due Date. If Parent objects to any items reflected on such Tax Returns, the parties shall attempt to resolve the disagreement, provided that (i) transactions taking place prior to the Cash Closing Date shall be reflected in a manner consistent with Past Practice and
         (ii) transactions taking place on or after the Cash Closing


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         Date shall be reflected in a manner reasonably determined by Purchaser, unless Parent or International will be adversely affected, in which case such transactions shall be reflected in a manner consistent with Past Practice.

                  (e) Information to be Provided by Purchaser. With respect to Tax Returns to be filed by Parent pursuant to Section 5.3(b) hereof and due after the Cash Closing Date, Purchaser shall, within 45 days of the Cash Closing Date, prepare and provide to Parent a package of Tax information materials relevant to the preparation of such Tax Returns (the "Tax Package"), which shall be completed in accordance with Past Practice.

                  Section 5.4 Allocation of Purchase Price. The parties agree that the allocation for all Tax reporting purposes of the Consideration among the International Subsidiaries shall be as set forth in that certain letter agreement, dated the date hereof, between Parent and Purchaser.

                  Section 5.5 Transfer Taxes. All excise, sales, use, transfer, stamp, documentary, filing, recording and other similar Taxes and fees which may be imposed or assessed as a result of the transactions effected pursuant to this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such interest, additions or penalties ("Transfer Taxes"), shall be borne by Parent. Any Tax Return that must be filed in connection with Transfer Taxes shall be (i) prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Tax Return, (ii) prepared on a basis that is consistent with the allocation of the Consideration determined hereunder and (iii) provided to the other party at least 10 days prior to the applicable due date.

                  Section 5.6  Contest Provisions.

                  (a) Notice Requirement. Each of Purchaser, on the one hand, and Parent, International and the Selling Entities, on the other hand (in either case, the "Recipient"), shall promptly notify the tax director of the other party in writing upon receipt by the Recipient of notice of any pending or threatened audits, adjustments, assessments or deficiencies (a "Tax Audit") which may affect the liability for Taxes of such other party, provided that


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in any event such notice shall not be given more than 10 business days after the
Recipient receives such notice. The Recipient shall provide the other party with factual information (to the extent known) describing the asserted Tax liability in reasonable detail and shall provide copies of any notice or other document received from or with any Tax authority in respect of any such matters.

                  (b) Which Party Controls Defense.

                  (i) Parent's Items. If such Tax Audit relates solely to any period ending on or prior to the Cash Closing Date, or to any Taxes for which Parent or International is liable in full hereunder, Parent or International shall at its expense control the defense and settlement of such Tax Audit.

                  (ii) Purchaser's Items. If such Tax Audit relates solely to any period beginning after the Cash Closing Date or to any Taxes for which Purchaser is liable in full hereunder, Purchaser shall at its expense control the defense and settlement of such Tax Audit.

                  (iii) Combined and Mixed Items. If such Tax Audit relates to Taxes for which both (i) Parent, International or the Selling Entities and (ii) Purchaser are liable hereunder, then to the extent possible such Taxes shall be distinguished and the portions of the Tax Audit relating thereto separated and each party shall control the defense and settlement of the portion of the Tax Audit relating to the Taxes for which it is so liable. If any Tax items or the portions of the Tax Audit relating thereto cannot be so distinguished or separated, the party which has the greater potential liability for those Tax items shall control the defense and settlement of the portions of the Tax Audit relating thereto, provided that (A) such party defends the items as reported on the relevant Tax Return, (B) such party does not make, accept or enter into a settlement or other compromise with respect to any Taxes for which the other party may be liable or forego or terminate any proceedings related or connected to the Tax Audit without the prior written consent of the other party, which shall not be unreasonably withheld or delayed and (C) any counsel or other advisors retained by such party in connection with the Tax Audit and related proceedings are reasonably satisfactory to the other party.


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                  (iv) Participation Rights. Any party whose liability for Taxes may be affected by a Tax Audit shall be entitled to participate at its expense in such defense and to employ counsel of its choice at its expense provided that such participation shall not in and of itself constitute control of the Tax Audit.

                  (c) Liability Pursuant to Indemnification Obligation. Notwithstanding anything to the contrary provided for herein, if the liability of a party for Taxes which are the subject of a Tax Audit is pursuant to an indemnification obligation under this Agreement, the right of the Indemnifying Party to control all or any portion of the Tax Audit pursuant to this Section
5.6 is subject to the requirements that the Indemnifying Party (i) notify the Indemnified Party promptly, but in no event later than 30 days, after receiving notice of such Tax Audit that it acknowledges its duty to indemnify and intends to assume such control, (ii) conducts the defense and/or settlement of the Tax Audit and related proceedings actively and diligently and uses only those counsel and other advisors who or which are reasonably satisfactory to the Indemnified Party and (iii) keeps the other party fully informed as to the status of the Tax Audit and related proceedings, including, furnishing the other party with copies of all relevant correspondence received from the taxing authority in connection with such Tax Audit and related proceedings.

                  Section 5.7 Termination of Tax Allocation Agreements. Any agreement or arrangement with respect to the allocation or sharing of Taxes, whether or not written, that may have been entered into by the Parent or any Parent Subsidiaries (other than the International Subsidiaries) with any of the International Subsidiaries shall be terminated as between Parent (and each such Subsidiary) and each of the International Subsidiaries as of the Cash Closing Date, and thereafter no amounts shall be due from or paid by any International Subsidiary pursuant thereto.

                  Section 5.8 Assistance and Cooperation. The parties agree that, after the Cash Closing Date:

                  (a) Each party shall assist (and cause its affiliates to assist) the other party in preparing any Tax Returns which such other party is responsible for preparing and filing;



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                  (b) The parties shall cooperate in preparing for any Tax
Audits of, or disputes with taxing authorities regarding, any Tax Returns and payments in respect thereof;

                  (c) The parties shall make available to each other and to any taxing authority pursuant to prior written request by the other party as reasonably requested all relevant books and records relating to Taxes, including but not limited to, detailed financial statements and account analysis by legal entity, journal vouchers, cash vouchers general ledgers, Tax receipts, Tax Returns and Tax assessments;

                  (d) Except as otherwise provided herein, the party requesting assistance or cooperation shall bear the other party's out-of-pocket expenses in complying with such request to the extent that those expenses are attributable to fees and other costs of unaffiliated third-party service providers provided that the requesting party give prior written consent for such fees and costs to be incurred (such consent not to be unreasonably withheld); and

                  (e) Each of the International Subsidiaries shall make all claims, disclaimers and elections necessary to give full effect to any matters taken into account in preparing the Closing Statements and included in any Tax Return relating in whole or in part to pre-Closing periods within the appropriate time limitations.

                  Section 5.9 Characterization of Indemnification Payments. All amounts paid by Parent to Purchaser or its Affiliates or by Purchaser to Parent pursuant to this Agreement (other than any amounts paid by Parent or International in respect of a Loss or Tax liability with respect to any International Subsidiary organized under the laws of or operating in the United Kingdom or New Zealand) shall be treated as adjustments to the Cash Consideration for all Tax purposes. Any indemnification payment under this
Section 5.9 shall be allocated among the International Subsidiaries as provided in Section 2.4(f).

                  Section 5.10 Resolution of Calculation Disputes. In the event that Parent and Purchaser cannot agree on any calculation or determination required with respect to any matter covered by Section 3.29, 4.28 or this
Article V, the dispute shall be resolved by the Auditing Firm (or if not independent or not available, by an "expert" nominated pursuant to Article 1843-4 of the Civil Code, acting as an


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expert and not as an arbitrator, whose decision shall be final and binding and whose expenses shall be shared equally by Parent and Purchaser.


                                   ARTICLE VI

                                    Covenants

                  Section 6.1  Interim Operations of International.

                  (a) Between the Cash Closing and the Share Closing, Parent, International and Purchaser shall cause BFI Acquisitions Ltd. and Waste Care, Ltd., to be operated in accordance with the Operating Agreement.

                  (b) Parent and International covenant and agree that, from and after the date of this Agreement and prior to the Cash Closing (unless Purchaser shall have previously consented in writing and except as specifically provided by this Agreement):

                  (i) each of the Selling Entities and the International Subsidiaries shall conduct its businesses only in the ordinary course of business consistent with past practice;

                  (ii) no International Subsidiary shall (A) sell, pledge or agree to sell or pledge any equity securities or ownership interests owned by it in any of its Subsidiaries; (B) amend or violate its certificate of incorporation, by-laws or comparable governing documents; (C) reclassify, split, subdivide, combine or reclassify any of its equity securities or ownership interests; or (D) declare, set aside or pay any dividend or other distribution payable in securities or property other than cash with respect to any of its equity securities or ownership interests, provided that such cash dividends or other distributions are in an amount, in the aggregate with respect to all International Subsidiaries between September 30, 1997 and the Cash Closing Date, no more than the sum of (1) the ordinary course net income of the International Subsidiaries during such period, (2) $12,200,000 in respect of certain permitted asset dispositions and (3) amounts permitted to be dividended pursuant to Section 6.4(c)(ix);



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                  (iii) no Selling Entity nor any International Subsidiary shall
         (A) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any of its equity securities or ownership interests or any of its other securities, property or assets; (B) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or subject to or permit the imposition of any lien, claim, restriction or encumbrance (other than statutory liens for Taxes not yet due and payable) on any of its assets or properties, other than in the ordinary course of business consistent with past practice; (C) acquire directly or indirectly, by purchase, redemption or otherwise any of its equity securities or ownership interests; (D) incur any indebtedness for borrowed money or guarantee the obligations of any Person, or make any loans or advances, in each case except in the ordinary course of business consistent with past practice; (E) pay, discharge or satisfy any liability other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected on or reserved against the financial statements contained in Schedule 1.9(a)(i) or subsequently incurred in the ordinary course of business consistent with past practice; (F) enter into any International Material Contract or agreement other than in the ordinary course of business consistent with past practice; or
         (G) authorize capital expenditures (including capital expenditures made since September 30, 1997) in excess of $100,000,000 in the aggregate or make any direct or indirect acquisition of, or investment in, assets or stock of any other Person;

                  (iv) no International Subsidiary shall, except pursuant to the employee compensation program in the form set forth in Schedule 6.1(a)(iv), or except in the ordinary course of business consistent with past practice, (A) grant any severance or termination pay to, or enter into any employment or severance agreement with, or increase the compensation payable to, any director, officer or other employee of any International Subsidiary; or (B) establish, adopt, enter into, make any new grants or awards under or amend any International Employee Benefit Plans;



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                  (v) no Selling Entity nor any International Subsidiary shall settle or compromise any claims or litigation or waive, assign or release any rights or claims involving liability or potential liability of the International Subsidiaries or otherwise having a value of $5,000,000 per right, claim or action or $10,000,000 in the aggregate (such aggregate being measured since September 30, 1997) or, except in the ordinary course of business consistent with past practice, modify, amend or terminate any International Material Contracts to which it is a party or by which it or any of its properties is bound;

                  (vi) no Selling Entity nor any International Subsidiary shall change its accounting policies or procedures;

                  (vii) no Selling Entity nor any International Subsidiary shall make any Tax election or settle or compromise any Tax liability of the International Subsidiaries or permit any insurance policy naming an International Subsidiary as a beneficiary or a loss payable payee to be canceled or terminated, except, in any such case, in the ordinary course of business consistent with past practice and except to the extent that such Tax liabilities and insurance policy limits do not exceed $5,000,000 in the aggregate (such aggregate being measured from September 30, 1997);

                  (viii) no International Subsidiary shall sell, dispose of or otherwise abandon, alter or write down the book value of (except for amortization and depreciation thereof consistent with past practice and in accordance with U.S. GAAP or Local GAAP, as the case may be), any item of the property, plant and equipment reflected on the International Balance Sheet contained in Schedule 1.9(a)(i) or on the accounting records of International and the International Subsidiaries as of the Cash Closing, except for sales and dispositions not exceeding $5,000,000 in the aggregate (such aggregate being measured from September 30, 1997);

                  (ix) no Selling Entity nor any International Subsidiary shall create any lien, claim, restriction or other encumbrance on or affecting title to the real property occupied or used by any International Subsidiary, other than liens not affecting the use, operation or value of such real property created in the


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         ordinary course of business consistent with past practice, or enter into any leases or subleases for any real or personal property providing for annual payments greater than $15,000,000 in the aggregate (such aggregate being measured from September 30, 1997);

                  (x) Parent shall cause the International Subsidiaries not to prepay and refinance long-term indebtedness with short-term indebtedness;

                  (xi) Parent shall cause the International Subsidiaries (A) to make capital expenditure payments on or prior to March 31, 1998 or (B) to set aside at the Cash Closing amounts in cash in respect of capital expenditures, in an amount under clauses (A) and (B) not less than $55,600,000 in the aggregate (measured from September 30, 1997);

                  (xii) Parent and the Parent Subsidiaries shall use their best efforts to reach favorable settlements with Tarmac regarding environmental liabilities at the Saul's Farm site in the U.K. and with the Ruano family and municipal authorities regarding clean-up of the closed landfill at Guadalajara, Spain ("Guadalajara I"), and to obtain an agreement from Nuplex Special Waste Pty Ltd in Australia to the effect that the noncompetition provisions of the Sale Agreement, dated October 3, 1997, between Jennings Liquid Waste Pty Limited and Nuplex Special Waste Pty Ltd do not apply to Lyonnaise or any of its Affiliates, except the International Subsidiaries.

                  (xiii) no Selling Entity nor any International Subsidiary shall authorize or enter into an agreement to do any of the foregoing.

                  (c) Purchaser covenants and agrees that, from and after the date of this Agreement and prior to the Cash Closing (unless Parent shall have previously consented in writing and except as specifically provided by this Agreement):

                  (i) Purchaser shall conduct its businesses only in the ordinary course of business consistent with past practice;

                  (ii) Purchaser shall not (A) sell, pledge or agree to sell or pledge any equity securities or


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         ownership interests owned by it in any of its Subsidiaries; (B) except for an amendment in the form furnished to Parent prior to the date of this Agreement, amend or violate its Statuts; (C) reclassify, split, subdivide, combine or reclassify any of its equity securities or ownership interests; or (D) declare, set aside or pay any dividend payable in securities or property other than cash with respect to any of its equity securities or ownership interests;

                  (iii) Purchaser shall not (A) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any of its equity securities or ownership interests or any of its other securities, property or assets; (B) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or subject to or permit the imposition of any lien, claim, restriction or encumbrance (other than statutory liens for Taxes not yet due and payable) on any of its assets or properties, other than in the ordinary course of business consistent with past practice; (C) acquire directly or indirectly, by purchase, redemption or otherwise any of its equity securities or ownership interests; (D) incur any indebtedness for borrowed money or guaranteed the obligations of any Person, or make any loans or advances, in each case except in the ordinary course of business consistent with past practice, except for the indebtedness described in the Commitment Letter; (E) pay, discharge or satisfy any liability other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected on or reserved against the financial statements contained in
         Schedule 2.8(a) or subsequently incurred in the ordinary course of business consistent with past practice; (F) enter into any Purchaser Material Contract or agreement other than in the ordinary course of business consistent with past practice; or (G) authorize capital expenditures (including capital expenditures made since September 30, 1997) in excess of $200,000,000 in the aggregate or make any direct or indirect acquisition of, or investment in, assets or stock of any other Person from September 30, 1997 having an aggregate acquisition price in excess of $20,000,000;



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                  (iv) Purchaser shall not, except in the ordinary course of business consistent with past practice, (A) grant any severance or termination pay to, or enter into any employment or severance agreement with, or increase the compensation payable to, any director, officer or other employee of Purchaser; or (B) establish, adopt, enter into, make any new grants or awards under or amend any Purchaser Employee Benefit Plans;

                  (v) Purchaser shall not settle or compromise any claims or litigation or waive, assign or release any rights or claims involving liability or potential liability of Purchaser or otherwise having a value of $5,000,000 per right, claim or action or $10,000,000 in the aggregate (such aggregate being measured since September 30, 1997) or, except in the ordinary course of business consistent with past practice, modify, amend or terminate any Purchaser Material Contracts to which it is a party or by which it or any of its properties is bound;

                  (vi) Purchaser shall not change its accounting policies or procedures;

                  (vii) Purchaser shall not make any Tax election or settle or compromise any Tax liability or permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated, except, in any such case, in the ordinary course of business consistent with past practice and except to the extent that such Tax liabilities and insurance policy limits do not exceed $5,000,000 in the aggregate (such aggregate being measured since September 30, 1997);

                  (viii) Purchaser shall not sell, dispose of or otherwise abandon, alter or write down the book value of (except for amortization and depreciation thereof in accordance with French GAAP), any item of the property, plant and equipment reflected on the Purchaser Balance Sheet contained in Schedule 2.8(a) or on the accounting records of Purchaser as of the Cash Closing, except for sales and dispositions not exceeding $5,000,000 in the aggregate (such aggregate being measured since September 30, 1997);

                  (ix) Purchaser shall not create any lien, claim, restriction or other encumbrance on or affecting title


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         to the real property occupied or used by Purchaser, other than liens not affecting the use, operation or value of such real property created in the ordinary course of business consistent with past practice, or enter into any leases or subleases for any real or personal property providing for annual payments greater than $15,000,000 in the aggregate (such aggregate being measured from September 30, 1997); and

                  (x) Purchaser shall not authorize or enter into an agreement to do any of the foregoing.

                  (d) Until the Cash Closing, Parent shall furnish to Purchaser copies of interim monthly financial statements for each International Subsidiary and, no less frequently than each fiscal quarter, prepared for International and the International Subsidiaries for such fiscal quarter on a combined basis, in each case in accordance with U.S. GAAP and consistent with past practice, as soon as practicable but in any event within 35 days after the end of each month or quarter, as the case may be, together with any information ordinarily prepared in connection with such financial statements. All such interim financial statements shall fairly present in all material respects in accordance with U.S. GAAP the separate company, combined or consolidated, as the case may be, financial position of International and the International Subsidiaries covered thereby at the respective dates thereof, and the results of their separate company or consolidated, as the case may be, operations, stockholders' equity and cash flows for International and the International Subsidiaries covered thereby for the respective periods covered thereby, subject to year-end adjustments (consisting of normal recurring accruals) and the omission of explanatory footnote materials required by U.S. GAAP. Parent shall, and shall cause its accountants to, assist Purchaser in translating all financial statements provided pursuant to this Section into French GAAP.

                  (e) Until the Cash Closing, Purchaser shall furnish to Parent copies of such interim monthly financial statements for Purchaser and, no less frequently than each fiscal quarter, prepared for Purchaser for such fiscal quarter on a combined basis, in each case in accordance with French GAAP and consistent with past practice, as it prepares in the ordinary course of its business, as soon as practicable but in any event within 35 days after the end of each month or quarter, as the case may be, together with any


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information ordinarily prepared in connection with such financial statements. To the extent that such financial statements include balance sheets, all such interim financial statements shall fairly present in all material respects in accordance with French GAAP the financial position of Purchaser covered thereby at the respective dates thereof, and, to the extent that such financial statements include income statements and cash flow statements, the results of consolidated operations, stockholders' equity and cash flows for Purchaser covered thereby for the respective periods covered thereby, subject to year-end adjustments (consisting of normal recurring accruals) and the omission of explanatory footnote materials required by French GAAP. Purchaser shall, and shall cause its accountants to, assist Parent in translating all financial statements provided pursuant to this Section into U.S. GAAP.

                  (f) Until the Cash Closing, Parent and International shall cause the International Subsidiaries to have sufficient working capital to allow the International Subsidiaries to maintain their working capital at prudent levels which are sufficient to support their continued operations in the ordinary course of their business and consistent with past practices.

                  (g) Parent agrees that it will not consent to any transfer of an interest in the Otto Joint Venture by any other shareholder in the Otto Joint Venture. Parent further agrees that, from September 30, 1997 through the Cash Closing Date, Parent and the Parent Subsidiaries have not taken, accepted or received and will not take, accept or receive any dividends or distributions paid in cash, stock or other assets in respect of its interest in the Otto Joint Venture, any payment of interest in respect of indebtedness owed by the Otto Joint Venture to Parent or the Parent Subsidiaries unless all such amounts have been or will be loaned to the Otto Joint Venture and will constitute Intercompany Indebtedness transferred to Purchaser at the Cash Closing (the consideration for which transfer shall be deemed to be included in the Cash Consideration) or any management or technical assistance fees from the Otto Joint Venture.

                  Section 6.2  Acquisition Proposals.

                  (a) Parent agrees that, except as otherwise agreed among the parties, neither Parent nor any Parent


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Subsidiaries nor any of the respective employees, officers, directors, agents or representatives (including counsel, financial advisors and accountants) of Parent or the Parent Subsidiaries shall, and Parent shall cause such Persons not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of Parent or any Parent Subsidiary) with respect to a merger, consolidation, acquisition, disposition or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities or ownership interests of, International or any International Subsidiary (any such proposal or offer being hereinafter referred to as an "International Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an International Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an International Acquisition Proposal. Parent shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Parent shall take all necessary steps to inform the Persons referred to in the first sentence of this Section of the obligations undertaken by Parent in this Section. Parent shall notify Purchaser immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with Parent, any Parent Subsidiary or, to its knowledge, any of the Persons referred to in the first sentence of this Section. Parent shall promptly request each Person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring any assets, liabilities and/or equity securities or ownership interests of International or any International Subsidiary to return all confidential information heretofore furnished to such person by or on behalf of Parent or any Parent Subsidiary.

                  (b) Purchaser and Lyonnaise agree that, prior to the Share Closing, except as otherwise agreed among the parties, neither Purchaser, Lyonnaise nor any of their respective Subsidiaries nor any of their respective employees, officers, directors, agents or representatives (including counsel, financial advisors and accountants) shall, and Purchaser and Lyonnaise shall cause such Persons not to, initiate, solicit or encourage, directly or


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indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of Purchaser, Lyonnaise or any of their respective Subsidiaries) with respect to a merger, consolidation, acquisition, disposition or similar trans action involving, or any purchase of all or any significant portion of the assets or of the equity securities or ownership interests of Purchaser (any such proposal or offer being hereinafter referred to as a "Purchaser Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to a Purchaser Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement a Purchaser Acquisition Proposal. Lyonnaise and Purchaser shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing which occur or have occurred prior to the Share Closing. Lyonnaise and Purchaser shall take all necessary steps to inform the Persons referred to in the first sentence of this Section of the obligations undertaken by Lyonnaise and Purchaser in this Section. Prior to the Share Closing, Lyonnaise and Purchaser shall notify Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with Purchaser, Lyonnaise, any of their respective Subsidiaries or, to its knowledge, any of the Persons referred to in the first sentence of this Section. Purchaser and Lyonnaise shall promptly request each Person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring any assets, liabilities and/or equity securities or ownership interests of Purchaser to return all confidential information heretofore furnished to such person by or on behalf of Purchaser, Lyonnaise or any of their respective Subsidiaries.

                  Section 6.3 Meeting of Purchaser's Shareholders. Purchaser shall take, consistent with applicable law and its statuts, all action necessary to convene the Shareholders Meeting as promptly as practicable to consider and vote upon the approval of the issuance of the Consideration Shares. Lyonnaise agrees to cause all Purchaser Shares as to which it has voting rights to be present for quorum and voting purposes at the Shareholders Meeting and to be voted at the Shareholders Meeting in favor of the issuance of the


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Consideration Shares and the other transactions contemplated by this Agreement.

                  Section 6.4  Certain Transactions.

                  (a) Prior to the Closing, Purchaser shall use its best efforts, subject to market conditions, to borrow an aggregate amount equivalent to FF 3.6 billion on the terms and conditions set forth in the Commitment Letter (the "Debt Financing").

                  (b) Purchaser shall take, consistent with applicable law and its statuts, all actions necessary to complete, on or prior to March 31, 1998, an equity offering with a priority subscription period to raise approximately FF
2.4 billion (the "Equity Offering").

                  (c) Prior to or contemporaneously with the Cash Closing:

                  (i) Parent and Lyonnaise shall execute and deliver, each to the other, a Shareholders Agreement in the form set forth in Annex B to the Initial Agreement (the "Shareholders Agreement").

                  (ii) Parent and Purchaser shall execute and deliver, each to the other, a Technical Cooperation Agreement in the form set forth in
         Schedule 6.4(c)(ii) (the "Technical Cooperation Agreement").

                  (iii) Parent, BFI Acquisitions Ltd., WasteCare, Ltd. and Purchaser shall execute and deliver, each to the others, an Operating Agreement in the form set forth in Schedule 6.4(c)(iii) (the "Operating Agreement").

                  (iv) Parent, Purchaser and BFI-UK Ltd. shall execute and deliver an agreement in form and substance reasonably satisfactory to Purchaser providing for the assumption by Parent of the Mindis arbitration and all liabilities incurred or to be incurred by Parent, Purchaser, BFI-UK Ltd. and their respective Affiliates in connection therewith.

                  (v) Parent shall assign to Purchaser any benefits (including the benefits of any indemnification provisions) that it may have pursuant to each Acquisition Document to the extent that such


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         Acquisition Document relates to any assets, liabilities and operations of the International Subsidiaries.

                  (vi) Parent shall, or shall cause a Subsidiary to, acquire all shares of Browning-Ferris Industries Iberica S.A. not currently held by Parent or its Subsidiaries, without the payment of additional consideration. In connection with such transaction, Parent may cause Browning-Ferris Industries Iberica S.A. to reverse the minority interest reserves included in its balance sheet at September 30, 1997 in respect of the acquisition of such interest.

                  (vii) Parent shall, and shall cause the Parent Subsidiaries to, pay in full all intercompany accounts which represent indebtedness of Parent or the Parent Subsidiaries which are not International Subsidiaries owed to the International Subsidiaries.

                  (viii) Purchaser shall execute instruments in form and substance reasonably satisfactory to Parent and Purchaser providing for the assumption by Purchaser of all of Parent's obligations as guarantor or surety with respect to obligations of the International Subsidiaries and the release of Parent's obligations with respect thereto, such obligations either having been reflected in the International Financial Statements or having been incurred in the ordinary course of business since the date of such financial statements.

                  (ix) Parent or its designees shall purchase from one or more International Subsidiaries the assets described in Schedule 6.4(c)(ix) and may thereafter cause such International Subsidiaries to transfer to Parent or another Parent Subsidiary, by dividend or otherwise, an amount in cash not in excess of the purchase price actually paid therefor, and Parent shall indemnify each International Subsidiary against any additional incremental tax liabilities in connection therewith.

                  (x) Parent shall cause to be transferred, relicensed, sublicensed or otherwise made available to the International Subsidiaries, at no cost to the International Subsidiaries, all software licenses and related Intellectual Property necessary to conduct the


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         Waste Businesses conducted by them in the manner in which they are currently conducted.

                  Section 6.5 Filings; Other Action. Subject to the terms and conditions herein provided, Purchaser and Parent shall: (a) promptly make their respective filings and thereafter make any other required submissions set forth on Schedule 1.7 and Schedule 2.6, and any other regulatory filings with respect to the transactions contemplated by this Agreement; and (b) use all reasonable efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

                  Section 6.6 Notification of Certain Matters. Each of Parent and Purchaser shall give prompt notice to the other of: (a) the receipt, prior to the Final Closing, of any notice of, or other communication relating to, (i) any material environmental matter, or (ii) a default or event that, with notice or lapse of time or both, would become a default under any Purchaser Contract or Parent Contract, as the case may be; (b) the occurrence, prior to the Cash Closing, of any Purchaser Material Adverse Effect or International Material Adverse Effect or the occurrence, prior to the Cash Closing, of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Purchaser Material Adverse Effect or International Material Adverse Effect; (c) the receipt, prior to the Cash Closing, of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (d) the instigation of or any significant development in any regulatory proceedings, governmental complaints, investigations or hearings (or communications indicating that any may be contemplated) which instigation or development could have an International Material Adverse Effect or a Purchaser Material Adverse Effect; (e) proposed budgets, capital expenditures, acquisitions and dispositions of assets and other decisions involving material properties of International or any International Subsidiary or Purchaser; and (f) any matter or event which comes to the knowledge of Parent or International and which makes or could make any representation and warranty made by Parent or International in Article III untrue or inaccurate, or any matter which comes to the knowledge of Purchaser and which


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makes or could make any representation or warranty made by Purchaser in Article
IV untrue or inaccurate.

                  Section 6.7 Retention of Books and Records. Purchaser shall cause the International Subsidiaries to retain, until all applicable Tax statutes of limitations (including periods of waiver) have expired, all books, records and other documents pertaining to the International Subsidiaries, including all Tax Records as defined below in Section 6.8 relating to the International Subsidiaries in existence on the Cash Closing that are required to be retained under current retention policies and to make the same available after the Cash Closing for inspection and copying by Parent or its advisors at Purchaser's expense, during regular business hours and upon reasonable request and upon reasonable advance notice. After the expiration of such period, no such books and records shall be destroyed by Purchaser without first advising the tax director of Parent in writing detailing the contents thereof and giving Parent at least 120 days to obtain possession thereof. Parent agrees that such records shall be kept strictly confidential and used only for Tax purposes.

                  Section 6.8  Closing Date Financial Information.

                  (a) Subsequent to the Cash Closing, to the extent reasonably necessary for Parent or the Parent Subsidiaries to prepare consolidated financial statements or any governmental permits, licenses or required filings and to comply with reporting obligations in respect thereof, upon written request of Parent, Purchaser and its Subsidiaries shall, at Parent's expense, provide to Parent and its accountants within 20 business days of such request with such computer support, access to employees and Purchaser's accountants and financial information of Purchaser or its Subsidiaries as of the Cash Closing and/or the Share Closing as Parent may reasonably request in the format customarily required by Parent or the Parent Subsidiaries and, upon Parent's request, it shall be accompanied by supplemental financial schedules customarily required by Parent or the Parent Subsidiaries in support of such financial information.

                  (b) Notwithstanding the foregoing, Purchaser shall agree to cooperate with and assist Parent and its agents, including accounting firms and legal counsel, in connection with the preparation or audit of any Tax Return (including IRS Form 5471 and similar returns and reports, if


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any), refund claims and Tax claims or litigation for all taxable years, including those taxable years ending prior to or subsequent to the Cash Closing Date or Share Closing Date, as appropriate, in respect of information relating to the International Subsidiaries or their activities, the Intercompany Indebtedness and the ownership in the Purchaser Shares by Parent or its Affiliates.

                  (c) Such cooperation and assistance should include: (i) upon timely request by Parent and its agents, the provision of all Tax Records in the possession of Purchaser and its Affiliates related to the International Subsidiaries and the Intercompany Indebtedness to Purchaser and the Parent Subsidiaries as may be reasonably requested by Purchaser and its Affiliates;
(ii) the availability, as reasonably requested and available, of personnel responsible for preparing, maintaining and interpreting such Tax Records. Parent agrees to keep as confidential any information provided or obtained, except as may otherwise be necessary in connection with the filing of tax returns or reports, refund claims, tax audits, tax claims and tax litigation.

                  (d) Records shall include, without limitation, detailed financial statements and account analysis by legal entity, foreign tax receipts, Tax Returns, Tax assessments, journal vouchers, cash vouchers, general ledgers, material contracts (including those relating to acquisitions, dispositions, organizations, and reorganizations of the International Subsidiaries) and authorizations for expenditures.

                  Section 6.9 Further Assurances. At any time after the Cash Closing, Purchaser and Parent shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Purchaser or Parent, as the case may be, and necessary for Purchaser or Parent, as the case may be, to satisfy its obligations hereunder or obtain the benefits contemplated hereby.

                  Section 6.10 Standstill. Lyonnaise, Purchaser and Parent agree that neither they nor any of their respective Affiliates nor any other Person under the direction or at the request thereof shall, directly or indirectly, effect purchases of Purchaser Shares during the 20 days prior to the Measuring Date.



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                  Section 6.11 Call Option. Parent shall pay to Purchaser 27.5%
of the cost of purchasing the Call Option up to a maximum of $2,000,000 no later than (i) the Cash Closing, or (ii) three days following the termination of this Agreement. In the event of the termination of this Agreement, Purchaser shall sell the Call Option and shall pay 27.5% of the net proceeds of such sale (if any) to Parent up to a maximum of $2,000,000.

                  Section 6.12 Other Matters. At the reasonable request of Parent (and, in no event, not later than December 31, 1998) and so long as neither Purchaser nor its Affiliates are adversely affected, Purchaser and its Affiliates shall assist Parent in filing with the United States Internal Revenue Service on Form 8832 (or other applicable form) an Entity Classification Election for any eligible Affiliate. At the reasonable request of Parent, Purchaser shall provide to Parent information concerning the legal entity structure and capitalization of Purchaser and Affiliates sufficient for Parent to evaluate the effect of the filing for any Affiliate of an Entity Classification Election.


                                   ARTICLE VII

                                   Conditions

                  Section 7.1 Conditions to the Cash Closing. (a) The respective obligations of the parties to consummate the transactions to be consummated at the Cash Closing are subject to the satisfaction or waiver of the following conditions:

                  (i) No court of competent jurisdiction shall have issued or entered any order which is then in effect and has the effect of making any of the transactions contemplated by this Agreement illegal or otherwise prohibiting their consummation.

                  (ii) Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under any competition, merger control or similar Law, including Council Regulation (EEC) No. 4064/89 and any Law pursuant to which the filings and/or notices set forth on Schedule 1.7 and Schedule 2.6 have been made, shall have expired or been terminated.


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                  (iii) The Commissaire aux Apports shall have issued a written report with respect to the issuance of the Consideration Shares, such report shall not indicate that the Commissaire aux Apports has serious reservations about the Apport, and the Commissaire aux Apports shall not have subsequently indicated that it has such serious reservations.

                  (iv) The transfer agreement between Purchaser and Parent concerning the transfer of Parent's interest in the Otto Joint Venture shall have been notarized.

                  (b) The obligation of Purchaser to consummate the transactions to be consummated at the Cash Closing are subject to the satisfaction or waiver of the following additional conditions:

                  (i) Each of the representations and warranties of Parent and International contained in this Agreement shall be true and correct in all material respects as of the Measuring Date and the Cash Closing as though made on and as of each such date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and Purchaser shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                  (ii) Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Measuring Date and the Cash Closing, as the case may be, and Purchaser shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                  (iii) Parent shall have furnished to Purchaser evidence reasonably satisfactory to it that the Closing Net Debt of the International Subsidiaries does not exceed the Target Net Debt.

                  (iv) Parent and the Parent Subsidiaries shall have obtained the Parent Closing Consents.

                   (v) Parent shall have executed and delivered the Shareholders Agreement.


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                  (vi) Parent shall have executed and delivered the Technical
         Cooperation Agreement.

                  (vii) Parent shall have executed and delivered the Operating Agreement.

                  (viii) Parent shall have executed and delivered the agreement described in Section 6.4(c)(iv).

                  (ix) Purchaser shall have received the opinions of Parent's counsel, dated as of the Cash Closing Date, addressed to Purchaser substantially to the effect set forth in Schedule 7.1(b)(ix).

                  (x) Purchaser shall have successfully completed the Debt Financing and the Equity Offering.

                  (xi) The Otto Shareholders Agreement shall not have been terminated and no court of competent jurisdiction shall have issued or entered any order which is then in effect and has the effect of making any of the actions or transactions contemplated by the Otto Shareholders Agreement illegal or otherwise prohibiting them.

                  (xii) Nuplex Special Waste Pty Ltd shall have executed a written agreement in form and substance reasonably satisfactory to Purchaser and Lyonnaise to the effect that the provisions of the Sale Agreement, dated October 3, 1997, between Jennings Liquid Waste Pty Limited and Nuplex Special Waste Pty Ltd do not apply to Scori Environmental Services Pty Ltd., other than the International Subsidiaries.

                  (c) The obligation of Parent to consummate the transactions to be consummated at the Cash Closing are subject to the satisfaction or waiver of the following additional conditions:

                  (i) Each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Measuring Date and the Cash Closing, as though made on and as of each such date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and Parent shall have received a certificate of the Chief


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         Executive Officer and the Chief Financial Officer of Purchaser to such effect.

                  (ii) Purchaser shall have performed or complied in all material respects will all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Measuring Date and the Cash Closing, as the case may be, and Parent shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of Purchaser to such effect.

                  (iii) Purchaser shall have obtained the Purchaser Closing Consents.

                  (iv) Lyonnaise shall have executed and delivered the Shareholders Agreement.

                  (v) Purchaser shall have executed and delivered the Technical Cooperation Agreement.

                  (vi) Purchaser shall have executed and delivered the Operating Agreement.

                  (vii) Purchaser shall have executed and delivered the Assumption Agreement.

                  (viii) Parent shall have received the opinions of Purchaser's counsel, dated as of the Cash Closing Date, addressed to Parent substantially to the effect set forth in Schedule 7.1(c)(viii).

                  (d) Notwithstanding anything to the contrary in this Agreement, it shall not be a condition to the obligations of either Purchaser or Parent that Parent have transferred its interest in Swire/BFI to Purchaser at the Cash Closing.

                  Section 7.2 Conditions to the Share Closing. (a) The respective obligations of the parties to consummate the transactions to be consummated at the Share Closing are subject to the satisfaction or waiver of the following conditions:

                  (i) The Cash Closing shall have occurred.

                  (ii) The Commissaire aux Apports shall have issued a written report with respect to the issuance of the


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         Consideration Shares, such report shall not indicate that the
         Commissaire aux Apports has serious reservations about the Apport and the Commissaire aux Apports shall not have subsequently indicated that it has such reservations.

                  (iii) The issuance of the Consideration Shares shall have been approved by the requisite vote of Purchaser's Shareholders.

                  (iv) No court of competent jurisdiction shall have issued or entered any order which is then in effect and has the effect of making any of the transactions to be consummated at the Share Closing illegal or otherwise prohibiting their consummation.

                  (v) No event shall have occurred prior to the Share Closing which, in the written opinion of independent French counsel jointly chosen by French counsel to Purchaser and French counsel to Parent (and each party agrees to cause its counsel promptly to choose such independent counsel upon the request of any party) is reasonably likely to expose any of Parent, the Selling Entities, Purchaser, Lyonnaise or any of their respective officers or employees to a meaningful risk of being found by a French court to have violated Article 433 4(degree) of Law n(degree) 66-537 of 24 July 1966.

                  (b) The obligation of Purchaser to consummate the transactions to be consummated at the Share Closing is subject to the satisfaction or waiver of the condition that Parent shall have performed or complied in all material respects with all agreements and covenants required by Section 2.3(b)(iii) of this Agreement to be performed or complied with by it on or prior to the Share Closing, and Purchaser shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                  (c) The obligation of Parent to consummate the transactions to be consummated at the Share Closing is subject to the satisfaction or waiver of the additional condition that Purchaser shall have performed or complied in all material respects will all agreements and covenants required by Section 2.3(b)(iii) of this Agreement to be performed or complied with by it on or prior to the Share Closing, and Parent shall have received a certificate of the


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Chief Executive Officer and the Chief Financial Officer of Purchaser to such effect.

                                  ARTICLE VIII

                                   Termination

                  Section 8.1 Termination. This Agreement may be terminated at any time prior to the Cash Closing:

                  (a) by the mutual consent of Parent and Purchaser;

                  (b) by either Parent and Purchaser, by giving written notice of such termination to the other party, if such other party shall have breached any of its material obligations or agreements under this Agreement and such breach shall be incapable of cure or has not been cured within 60 days following the giving of written notice of such breach to the breaching party;

                  (c) by either Parent or Purchaser, by giving written notice of such termination to the other party, if there shall be in effect any Law or regulation that prohibits the consummation of the Cash Closing or the Share Closing or if consummation of the Cash Closing or the Share Closing would violate any non-appealable final order, decree or judgment of any court or Governmental Entity having competent jurisdiction;

                  (d) by Parent and Purchaser, by giving written notice of such termination to the other party, if the Cash Closing shall not have occurred on or prior to June 30, 1998; or

                  (e) by Lyonnaise and Purchaser if, following the issuance of the Purchaser Shares and assuming Full Equity Subscription, Lyonnaise would own less than 50.3% of the outstanding Purchaser Shares.

                  Section 8.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 8.1 hereof, this Agreement shall thereafter become void and have no effect, and (except as provided in Section 6.11) no party hereto shall have any liability to the other party hereto or their respective affiliates, directors, officers or employees, except that nothing herein will


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relieve any party from liability for any breach of this Agreement prior to such termination.


                                   ARTICLE IX

                          Survival and Indemnification

                  Section 9.1 Survival. The representations of the parties shall survive the Cash Closing and the Share Closing until the publication of audited financial statements of Purchaser for the year ended December 31, 1999 (which is expected to be approximately March 31, 2000), except that (i) the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 4.1, 4.2, 4.3 and 4.4 shall survive until the thirtieth anniversary of the Final Closing, (ii) the representations and warranties set forth in Sections 3.27 and
4.26 shall survive until the fifth anniversary of the Final Closing and (iii) the representations and warranties set forth in Sections 3.26, 3.29, 4.25 and
4.28 shall survive until the expiration of all relevant statutes of limitations.

                  Section 9.2  Indemnification.

                  (a) Parent and International shall jointly and severally indemnify Purchaser and each of its Affiliates (including, after the Cash Closing, the issuers of the Shares set forth in Part One of Schedule 1.1(c) and, after the Share Closing, the issuers of the Shares set forth in Part Two of
Schedule 1.1(c)) against any direct losses, costs, expenses and damages of any kind or nature whatsoever (each, a "Loss") arising in connection with: (i) any breach of any representation made by Parent or International in this Agreement or any other certificate or document delivered pursuant to this Agreement, (ii) any breach or violation of, or failure to perform fully, any covenant, agreement, undertaking or obligation of Parent or International set forth in this Agreement, or (iii) any Taxes for which Parent and International are liable, in accordance with Section 5.1(a). The damages in respect of any such Loss shall include an amount allowing the entity suffering the Loss to be fully compensated for the Loss, including all costs, expenses and damages of any kind (including Taxes) resulting from the receipt of the indemnification payment. Other than in connection with the indemnification obligations set forth in
Section 5.1(a)(i) and (iii) and 6.4(c)(ix), Parent and International shall not


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be liable for damages arising in connection with its indemnification obligations until the amount of damages incurred exceeds $15,000,000 in the aggregate. In such event, Parent and International shall be liable for all such damages including the first $15,000,000. Purchaser may, in its sole discretion, require that any amount payable under this Section 9.2(a) or Section 5.1(a), other than an amount payable in respect of a Loss or Tax liability arising with respect to any International Subsidiary organized under the laws of or operating in the United Kingdom or New Zealand, be paid directly to the Purchaser.
Notwithstanding any provision of this Section 9.2(a), no individual claim for payment of a Loss may be made under this Section unless the Loss exceeds
$50,000.

                  (b) If and only if the Share Closing occurs, Purchaser shall indemnify Parent and International against all Losses arising in connection with: (i) any breach of any representation made by Purchaser in this Agreement or any other certificate or document delivered pursuant to this Agreement in respect of matters that were not publicly disclosed prior to the twentieth day prior to the Measuring Date, (ii) any breach or violation of, or failure to perform fully, any covenant, agreement, undertaking or obligation of Purchaser set forth in this Agreement, or (iii) any Taxes for which Purchaser is liable, in accordance with Sec tion 5.1(b). Other than in connection with the indemni fication obligations set forth in Section 5.1(b), Purchaser shall not be liable for damages arising in connection with its indemnification obligations until the amount of damages (calculated as set forth below) incurred exceeds $15,000,000 in the aggregate. In such event, Purchaser shall be liable for all such damages including the first $15,000,000. For purposes of calculating damages to Parent and International in connection with any indemnity or claim, damages to Parent or International, as the case may be, shall be calculated as the damages to Purchaser in respect of such item multiplied by the fraction the numerator of which is the aggregate number of Consideration Shares issued to the Selling Entities specified in the Traite d'Apport at the Share Closing and the denominator of which is the number of Purchaser Shares outstanding at the Share Closing (including the issuance of the Consideration Shares) (the "Parent Percentage Ownership"), such amount to be increased by an amount equal to such amount multiplied by the Parent Percentage Ownership. For purposes of calculating damages to Purchaser relating to an International Subsidiary which is less than 100% owned, directly or indirectly, by Parent,


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Purchaser may make a claim for indemnification for such Loss, subject to the provisions of this Section 9.2, only up to a percentage of such Loss equal to the percentage owner ship of such International Subsidiary held, directly or indirectly, by Parent on the Share Closing. Notwithstanding any provision of this Section 9.2(b), no individual claim for payment of a Loss may be made under this Section unless the Loss exceeds $50,000.

                  Section 9.3  Calculation of Loss.

                  (a) In calculating the amount of a Loss, there shall be deducted (without duplication):

                  (i) an amount equal to any net Tax benefit actually realized (including the utilization of a Tax loss or Tax credit carried forward) as a result of such Loss by any of the International Subsidiaries (if the claim is made by Purchaser) or by Purchaser or any of its Affiliates (including the International Subsidiaries, where a Tax benefit is realized after the Cash Closing but is attributable to a period prior to the Cash Closing and not reflected on the Closing Statements prepared in connection with the Post-Closing Adjustment referred to in Section 2.4(d) of this Agreement) (if the claim is made by Parent or International) and to the extent any such benefit is realized after the indemnification payment has been made, the Indemnified Party shall reimburse the Indemnifying Party for the amount of such net Tax benefit when realized provided that, such net Tax benefit is realized within the three year period beginning after the year in which the indemnification payment is made;

                  (ii) the amount of any specifically identified reserve or provision included in the International Financial Statements (if the claim is made by Purchaser) or the Purchaser Financial Statements (if the claim is made by International and/or Parent), with respect to the facts or circumstances giving rise to such Loss;

                  (iii) the amount of (i) proceeds actually received under any indemnification arrangement or any policy of insurance, paid to any International Subsidiary (if the claim is made by Purchaser) or to Purchaser or its Affiliates (if the claim is made by


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         International and/or Parent), with respect to such Loss, minus (ii) the costs of collection of such proceeds and the insurance premiums paid with respect to any such policy for the period covering such Loss.

                  (b) In the event that the amount of any deduction which shall be applied pursuant to this Section 9.3 is determined after payment by a party under this Agreement of the amount otherwise required pursuant to Section 9.2, the indemnified party shall repay the paying party promptly after such determination any amount that the paying party would not have had to pay pursuant to Section 9.2 had such determination been made at or prior to the time of such payment.

                  Section 9.4 Other Limitations. No claim for indemnification, reimbursement or any other remedy pursuant to this Article IX may be brought with respect to breaches of representations or warranties contained herein after the applicable expiration date set forth in Section 9.1; provided, however, that if, prior to such expiration date, a party seeking indemnification (an "Indemnified Party") shall have notified the party from whom it is seeking indemnification (the "Indemnifying Party") hereunder in writing of a claim for indemnification under this Article IX (whether or not a suit or other action shall have been commenced in connection with such claim), providing reasonable notice of the potential grounds for an indemnity claim with respect thereto such Indemnified Party shall be entitled to be indemnified with respect to such claim in accordance with this Article IX notwithstanding such expiration date, provided that such Indemnified Party shall have asserted an indemnity claim within one year following such expiration date.

                  Section 9.5  Notice and Payment of Claims.

                  (a) Notice. An Indemnified Party shall notify the Indemnifying Party within a reasonable period of time after it becomes aware of facts tending to support a claim for indemnification under this Article IX, and shall provide the Indemnifying Party as soon as practicable thereafter all information and documentation necessary to support and verify any Loss associated with such claim. The failure by an Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that it has


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been prejudiced by the Indemnified Party's failure to give such notice in a timely manner or failure to provide such information or documentation, as the case may be.

                  (b) Payment. In the event a claim for indemnification under this Article IX shall have been finally determined, the amount of the related Loss shall be paid by the Indemnifying Party to the Indemnified Party, in immediately available funds in the currency in which such Losses were denominated, within two Business Days after such final determination. Any claim, and the liability for and amount of Loss therefor, shall be deemed to be "finally determined" for purposes of this Section 9.5(b) when the parties to such action have so determined by mutual agreement or, if disputed, when the arbitrators have made a final written determination concerning the amount of the related Losses and the Indemnifying Party's liability therefor. Payments made by the Indemnifying Party pursuant to this Article IX shall be deemed to be a reduction in the Cash Consideration for all purposes.

                  (c) Third Party Claims. In the event that an Indemnifying Party may be required to indemnify an Indemnified Party against any claim or legal action made or brought by a third party, indemnification shall be provided in accordance with the following procedures:

                  (i) Upon receipt by an Indemnified Party of notice of the commencement of any action by a third party (a "Third Party Claim") against it, such Indemnified Party shall, if a claim is to be made against an Indemnifying Party under this Article IX, give notice to the Indemnifying Party of the commencement of such Third Party Claim as soon as practicable, but in no event later than 30 days after the Indemnified Party shall have been served with process, but the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that its defense of such Third Party Claim has been prejudiced by the Indemnified Party's failure to give such notice in a timely manner.

                  (ii) If a Third Party Claim is brought against an Indemnified Party and proper notice of the commencement of such Third Party Claim is


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         provided to the Indemnifying Party, the Indemnifying Party will be entitled, to the extent permitted by applicable law, to participate in the defense of such Third Party Claim and, to the extent that the Indemnifying Party wishes, to assume the defense of such Third Party Claim with counsel satisfactory to the Indemnified Party. Following notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnifying Party shall not, as long as the Indemnifying Party zealously conducts such defense, be liable to the Indemnified Party under this Article IX for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Third Party Claim.

                  (iii) If the Indemnifying Party assumes the defense of a Third Party Claim, (A) it will be conclusively established for purposes of this Agreement that the claims made in the Third Party Claim are within the scope of and subject to indemnification under this Article IX, (B) no compromise or settlement of such Third Party Claim may be effected by the Indemnifying Party without the Indemnified Party's consent unless (I) there is no finding or admission of any violation of laws, statutes, regulations or any violation of the rights of any Person, and
         (II) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

                  (iv) In the event that the Indemnifying Party timely defends, contests or otherwise protects the Indemnified Party against a Third Party Claim, the Indemnified Party shall never theless have the right to, but shall not be obligated to, participate at its own expense in the defense of the Third Party Claim with counsel of its own choosing.

                  (v) In the event the Indemnifying Party fails zealously to defend, contest or otherwise protect against any Third Party Claim in a timely matter, the Indemnified Party may, but shall not be obligated to, defend, contest or otherwise


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         protect against the same, and make any compromise or settlement thereof and shall be entitled to recover the entire cost thereof from the Indemnifying Party, including reasonable attorneys' fees, disbursements and all amounts paid as a result of such claim or suit or the compromise or settlement thereof; provided, however, that if the Indemnifying Party subsequently undertakes the defense of such matter, the Indemnified Party shall not be entitled to recover from the Indemnifying Party its costs thereafter incurred in the defense thereof other than the reasonable cost of inves tigation undertaken by the Indemnified Party and reasonable cost of providing assistance.


                                    ARTICLE X

                                  Miscellaneous

                  Section 10.1 Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser and Parent, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exer cising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  Section 10.2 Performance and Assignment. Any action or obligation to be performed by Purchaser under this Agreement shall be deemed to be performed by Purchaser if such action or obligation is performed by a Subsidiary of Purchaser. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Purchaser may assign any or all of its rights under this Agreement to any wholly-owned Subsidiary or Subsidiaries of Purchaser.

                  Section 10.3 Entire Agreement. This Agreement (including all Schedules hereto) and any written agreement among Parent and Purchaser which make specific reference to this Section 10.3 contains the entire agreement between the parties hereto with respect to the subject matter hereof and


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supersedes all prior agreements (including, without limitation, the Initial
Agreement) and understandings, oral or written, with respect to such matters, except to the extent expressly agreed in writing among the parties.

                  Section 10.4 Parties in Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Parent, International, Purchaser, Lyonnaise and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                  Section 10.5 Schedules. The inclusion of any matter in any schedule to this Agreement shall not be deemed to constitute an admission by Parent, International or Purchaser, or otherwise imply, that any such matter is material or creates a measure for materiality for the purposes of this Agreement.

                  Section 10.6 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall be considered one and the same instrument.

                  Section 10.7 Section Headings. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  Section 10.8 Notices. All notices hereunder shall be deemed given if in writing and delivered personally or sent by facsimile or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

                  (a)      if to Purchaser, to:

                           Jacques Petry SITA, S.A.
                           94 Rue de Provence-BP693-09,
                           75425 Paris, Cedex 09 France

                           With a copy to:


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                           Patrice Herbet
                           Suez Lyonnaise des Eaux
                           72 Avenue de la Liberte
                           92753 Nanterre, Cedex France

                           and

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004
                           Attention: Richard A. Pollack

                  (b)      if to Parent or International, to:

                           Bruce E. Ranck
                           Browning-Ferris Industries, Inc.
                           757 North Eldridge
                           P.O. Box 3151 (77253)
                           Houston, Texas 77079

                           With a copy to:

                           Rufus Wallingford
                           Browning-Ferris Industries, Inc.
                           757 North Eldridge
                           P.O. Box 3151 (77253)
                           Houston, Texas 77079

Any notice given by mail shall be effective when received.

                  SECTION 10.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE REPUBLIC OF FRANCE WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                  Section 10.10 Resolution of Disputes. Any dispute between the parties arising out of this Agreement, whether as to this Agreement's construction, interpretation or enforceability or as to any party's breach or alleged breach of any provision of this Agreement, shall be submitted to final and binding arbitration in accordance with the following procedures:

                  (a) Any party may demand such arbitration by giving written notice of that demand to the other party. Any such arbitration shall be before a panel of three arbitrators, one selected by Parent, one selected by Purchaser and the third (who shall serve as chairman of the


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tribunal) selected by the agreement of each of the two arbitrators selected by the parties in the manner set forth in Section 10.11(b). The notice pursuant to this Section 10.11(a) shall state (i) the matter in controversy and (ii) the name of the arbitrator selected by the party giving the notice.

                  (b) Not more than 15 days after notice is given pursuant to
Section 10.11(a), the other party shall give written notice to the party who demanded arbitration of the name of an arbitrator selected by the other party. If the other party shall fail to give such notice within such 15 day period, a second arbitrator shall be selected in accordance with the Arbitration Rules of the International Chamber of Commerce (the "Arbitration Rules"). Not more than 30 days after the second arbitrator is so named, the two arbitrators shall select a third arbitrator. If the two arbitrators shall fail to select a third arbitrator within such 30 day period, the third arbitrator shall be named pursuant to the Arbitration Rules. All arbitrators shall be fluent in English and French.

                  (c) The dispute shall be arbitrated at a hearing to be conducted in French, although documents may be submitted in English or French. The arbitration shall take place in Geneva, Switzerland or such other place as the parties agree and shall be concluded as soon as practicable in accordance with the Arbitration Rules. Any award, which may be made by a majority of the arbitrators, shall be made as soon as possible following the conclusion of the arbitration and shall be conclusive and binding on the parties and may be entered as a judgment of any court having jurisdiction.

                  (d) Each party shall bear half the arbitrators' fees and expenses and administrative expenses of the arbitration and its own legal and other costs.

                  The agreement of the parties contained in the foregoing provisions of Section 10.11 shall be a complete defense to any action, suit or other proceeding instituted in any court or before any administrative tribunal with respect to any dispute between the parties arising out of this Agreement.

                  Section 10.11 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the


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validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable pro vision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and pur pose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the valid ity or enforceability of such provision, or the application thereof, in any other jurisdiction.



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                  IN WITNESS WHEREOF, the parties have executed or caused this
Agreement to be executed as of the date first written above.


                                        BROWNING-FERRIS INDUSTRIES, INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        BFI INTERNATIONAL, INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        SUEZ LYONNAISE DES EAUX, S.A.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        SITA, S.A.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


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                                OMITTED SCHEDULES


Following is a list of schedules omitted from the foregoing Stock Purchase Agreement (the "Agreement").

1. Schedule 1.1(b) - International Subsidiaries - see definition of "International Subsidiaries" in Article I, Definitions, of the Agreement.

2. Schedule 1.1(c) - Shares and Selling Entities - see definitions of "Selling Entities" and "Shares" in Article I, Definitions, of the Agreement.

3. Schedule 1.1(d) - Commitment Letter - Commitment Letter of Credit Agricole Indosuez and Natexis Banque with respect to a facility of FF
         3.6 billion.

4. Schedule 1.1(f) - Intercompany Indebtedness - see definition of "Intercompany Indebtedness" in Article I, Definitions, of the Agreement.

5. Schedule 3.7 - Governmental Filings - Parent representation as to required Governmental filings and/or notices.

6. Schedule 4.6 - Governmental Filings - Purchaser representation as to required Governmental filings and/or notices.

7. Schedule 6.1(a)(iv) - Employee Compensation Program - list of Parent employee compensation programs

8. Schedule 6.4(c)(ii) - Technical Cooperation Agreement - agreement as to post-closing cooperation between the parties.

9.       Schedule 6.4(c)(iii) - Operating Agreement - not applicable.

10. Schedule 6.4(c)(ix) - "Eldridge/Puerto Rico" Schedule - schedule of documents relating to the assignment of intellectual property.

11. Schedule 7.1(b)(ix) - Parent Counsel's Opinion - Form of opinion to be delivered by Parent's legal counsel.

12. Schedule 7.1(c)(viii) - Purchaser Counsel's Opinion - Form of opinion to be delivered by Purchaser's legal counsel.


In addition, the Agreement refers to additional schedules that were previously prepared in connection with the due diligence review of the transaction, where such references are made, the contents of such schedule are also identified. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.